Exhibit 10.1

LICENSE AND transition services AGREEMENT

by and between

RIGEL PHARMACEUTICALS, INC.,

and

Forma Therapeutics, Inc.

July 27, 2022

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

TABLE OF CONTENTS

1.DEFINITIONS1

2.TRANSITION AND TECHNOLOGY TRANSFER15

3.DEVELOPMENT19

4.REGULATORY MATTERS21

5.COMMERCIALIZATION22

6.MANUFACTURE23

7.TRANSITION MANAGEMENT23

8.CONFIDENTIALITY AND PUBLICATION25

9.LICENSES; EXCLUSIVITY27

10.FINANCIAL TERMS; ROYALTY REPORTS; PAYMENTS AND AUDITS29

11.REPRESENTATIONS, WARRANTIES AND COVENANTS35

12.INDEMNIFICATION; LIMITATION OF LIABILITY; INSURANCE39

13.INTELLECTUAL PROPERTY OWNERSHIP, PROTECTION AND RELATED MATTERS41

14.TERM AND TERMINATION; REMEDIES46

15.MISCELLANEOUS52

-i-

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SCHEDULES

Schedule 1.38Existing Inventory

Schedule 1.44Forma Agreements

Schedule 1.54Forma Trademarks

Schedule 1.98Process Validation Batches

Schedule 2.1Transition Plan

Schedule 3.2Initial Development Plan

Schedule 8.3Press Release

Schedule 11.2Disclosure Schedule

Schedule 11.2.2Forma Patent Rights

Schedule [***]

-ii-

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

LICENSE AND Transition services AGREEMENT

THIS LICENSE AND Transition services AGREEMENT (this “Agreement”), entered into as of July 27, 2022 (the “Effective Date”), is entered into by and between Rigel Pharmaceuticals, Inc., a corporation organized and existing under the laws of the state of Delaware (“Company”), and Forma Therapeutics, Inc. a corporation organized and existing under the laws of the state of Delaware (“Forma”).

RECITALS

WHEREAS, Forma owns or otherwise controls certain technology and information relating to Olutasidenib and the Licensed Product (as each term is defined below);

WHEREAS, Olutasidenib is an investigational agent that Forma studied in a registration enabling study for patients with relapsed/refractory acute myeloid leukemia and in a Phase I study for patients with glioma;

WHEREAS, Forma has filed an NDA with the FDA for the Licensed Product for the Initial Indication (as each term is defined below);

WHEREAS, Company is a biopharmaceutical company that conducts research, development, manufacturing and commercialization of pharmaceutical products in the United States; and

WHEREAS, Company desires to obtain an exclusive license to Develop, Manufacture and Commercialize Licensed Products in the Field in the Territory (as each term is defined below), and Forma desires to grant such license, subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement, the Parties hereby agree as follows:

1.	DEFINITIONS

Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below:

1.1“5EU” means the United Kingdom, Germany, France, Spain, and Italy.
1.2“Acquired Business” has the meaning set forth in Section 15.15.
1.3“Acquirer” has the meaning set forth in Section 15.14.2.
1.4“Action” has the meaning set forth in Section 15.3.1.
1.5“Active Ingredient” means a component in a pharmaceutical product that provides pharmacological activity in the mitigation or treatment of a disease or condition.  Formulation components of a pharmaceutical product, such as coatings, stabilizers, excipients or solvents, adjuvants, controlled release technologies, and drug delivery vehicles,  shall not be deemed to be Active Ingredients.
1.6“Affiliate” means, with respect to a Person, any other Person which controls, is controlled by, or is under common control with the applicable Person.  For purposes of this definition, “control” means:  (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares entitled to vote for the election of directors, or otherwise having the power to control or direct the affairs of such Person; and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest or the power to direct the management and policies of such non-corporate entities.
1.7“Agreement” has the meaning set forth in the Preamble.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.8“AML” means acute myeloid leukemia.
1.9“AML Clinical Study” means the Phase 1/2 AML Clinical Study - 2102-HEM-101 (ClinicalTrials.gov identifier: NCT02719574) described in the Transition Plan.
1.10“Anti-Corruption Laws” means any law or regulation in a U.S. or any non U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the U.K. Bribery Act 2010, as amended.
1.11“Approved NDA” means any FDA-approved NDA for the Licensed Product in the Initial Indication in the U.S.
1.12“Bankrupt Party” has the meaning set forth in Section 14.4.7.
1.13“Business Day” means a day on which banking institutions in San Francisco, California, and New York City, New York are open for business, excluding any Saturday or Sunday.
1.14“Calendar Month” means the period beginning on the Effective Date and ending on the last day of the calendar month in which the Effective Date falls, and thereafter each successive calendar month ending on the last day of each such month; provided that the final Calendar Month shall end on the last day of the Term.
1.15“Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31 of each calendar year, provided that: (a) the first Calendar Quarter of the Term shall begin on the Effective Date and end on the first to occur of March 31, June 30, September 30 or December 31 thereafter and the last Calendar Quarter of the Term shall end on the last day of the Term; and (b) the first Calendar Quarter of a Royalty Term for a Licensed Product shall begin on the First Commercial Sale of such Licensed Product in such country and end on the first to occur of March 31, June 30, September 30 or December 31 thereafter and the last Calendar Quarter of a Royalty Term for a Licensed Product shall end on the last day of such Royalty Term.
1.16“Calendar Year” means each successive period of twelve (12) months commencing on January 1 and ending on December 31, provided that: (a) the first Calendar Year of the Term shall begin on the Effective Date and end on the first December 31 thereafter and the last Calendar Year of the Term shall end on the last day of the Term; and (b) the first Calendar Year of a Royalty Term for a Licensed Product shall begin on the First Commercial Sale of such Licensed Product in such country and end on the first December 31 thereafter and the last Calendar Year of a Royalty Term for a Licensed Product shall end on the last day of such Royalty Term.
1.17“cGMP” or “current Good Manufacturing Practices” means the then-current good manufacturing practices that apply to the manufacturing, including clinical or commercial supply, of any Licensed Product or component thereof, including, as applicable, the U.S. regulations set forth in under Title 21 of the Code of Federal Regulations (C.F.R.), Parts 4, 210 and 211, as may be amended from time-to-time, and analogous Laws or regulations administered or promulgated by applicable Regulatory Authorities in any other relevant country or jurisdiction, as may be amended from time to time, and to the extent such standards are not less stringent than U.S. cGMP standards.
1.18“Clinical Study” or “Clinical Studies” means any human clinical study of a Licensed Product.
1.19“CMC” means chemistry, manufacturing and controls.
1.20“CMC Data” means any data included in the “Chemistry, Manufacturing and Controls” portion of a Regulatory Filing or in any supporting development reports thereto, in each case, with respect to any Licensed Product in any country in the world.
1.21“COGS” means, with respect to a Licensed Product or the Active Ingredient Olutasidenib supplied to Company pursuant to this Agreement, the actual Out-of-Pocket Costs paid by Forma to a Third Party manufacturer

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

for the Manufacture and supply of the Licensed Product or the Active Ingredient Olutasidenib without mark-up as set forth in the agreement between Forma and such Third Party manufacturer.
1.22“Combination Product” means a product that includes a Licensed Product and at least one (1) additional Active Ingredient other than Olutasidenib that is either co-formulated or co-packaged with the Licensed Product and sold together for a single price.
1.23“Commercialization” or “Commercialize” means the marketing, promotion, sale (and offer for sale or contract to sell), distribution, importation, exportation or other commercial exploitation (including Pricing and Reimbursement Approvals activities) for a Licensed Product in the Territory.
1.24“Commercially Reasonable Efforts” means, with respect to a Party’s obligations that relate to the achievement of an objective related to a Licensed Product, at any given time as the case may be, those diligent good faith efforts, expertise and resources used by a similarly situated entity in the pharmaceutical industry having similar resources and expertise as such Party, for such similar entity’s own products (including internally developed, acquired and in-licensed products) of a similar modality with similar commercial potential at a similar stage in their lifecycle (assuming continuing development of such product), taking into consideration the proprietary position, strength and duration of patent protection and anticipated market exclusivity, competitive market conditions, profitability, and financial return (including Third Party costs and expenses), issues of safety and efficacy, product profile, difficulty in developing or manufacturing, the regulatory requirements involved; and all other relevant legal, scientific, technical, operational and commercial factors.
1.25“Company” has the meaning set forth in the Preamble.
1.26“Company Indemnitees” has the meaning set forth in Section 12.2.
1.27“Company Trademarks” has the meaning set forth in Section 13.8.1(b).
1.28“Competing Infringement” has the meaning set forth in Section 13.3.1.
1.29	“Competing Program” has the meaning set forth in Section 15.15.

1.30“Confidential Information” means any and all confidential or proprietary information and data, including Forma Technology and Joint Technology, and all other scientific, pre-clinical, clinical, regulatory, manufacturing, marketing, financial and commercial information or data, whether communicated in writing or orally or by any other method, which is provided by one Party to the other Party in connection with this Agreement. Forma Technology is the Confidential Information of Forma. Joint Technology and the terms of this Agreement are the Confidential Information of both Parties.
1.31“Control”, “Controls” or “Controlled by” means, with respect to any intellectual property right (including any Patent Right or Know-How), the possession of (whether by ownership or license, other than pursuant to this Agreement) the ability of a Person or its Affiliates to assign, transfer, or grant access to, or to grant a license or sublicense of, such right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party existing at the time such Person would be required hereunder to assign, transfer or grant another Person such access or license or sublicense. Notwithstanding the foregoing, with respect to any Patent Right, Know-How, Regulatory Approvals or other intellectual property right acquired or in-licensed by Forma for which Forma would be required to make payments to any Third Party in connection with the license or access granted to Company under this Agreement (“Forma Third Party In-License”), such intellectual property shall be treated as “Controlled” by Forma to the extent that, and only to the extent that and for so long as, Company agrees and does promptly pay to Forma all such applicable payments to Forma arising out of the grant and exercise of the license to Company hereunder as further described in Section 9.1.4.
1.32“Cover”, “Covers” or “Covered” means, as to a compound or product and a Patent Right, that, in the absence of a license granted under, or ownership of, such Patent Right, the using, selling, offering for sale or importation of such compound or product would infringe any claim of such Patent Right.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.33“D&R Milestone 2” means [***].
1.34“Development,” “Developing” or “Develop” means, with respect to Licensed Products, the research and development activities conducted before or after obtaining Regulatory Approval that are reasonably related to or leading to the development, preparation and submission of data and information to a Regulatory Authority for the purpose of obtaining, supporting, maintaining, or expanding a Regulatory Approval, including but not limited to all activities related to pharmacokinetic profiling, design and conduct of pre-clinical development, non-clinical development, pre-clinical studies, in vitro studies, Clinical Studies, other studies and scientific activities ordinarily conducted in the pharmaceutical industry in the Territory as a prerequisite to or in connection with a Clinical Study, regulatory affairs, statistical analysis, report writing and Regulatory Filing creation and submission, including (a) fulfilling Post-Approval Commitments and (b) conducting studies that will result in an amendment or supplement to the NDA, including the indication(s) included in the product labelling for the Licensed Product.
1.35“Development Plan” has the meaning set forth in Section 3.2.
1.36“Effective Date” has the meaning set forth in the preamble.
1.37“Ex-US” means all territories and countries of the world other than the U.S.
1.38“Existing Inventory” means (a) Forma’s inventory of Licensed Product existing as of the Effective Date, (b) the Process Validation Batches of Licensed Product, and (c) any remaining Olutasidenib, all of which are described on Schedule 1.38.
1.39“FD&C Act” means the Federal Food, Drug, and Cosmetic Act, as amended, and any regulations promulgated by the FDA thereunder.
1.40“FDA” means the United States Food and Drug Administration and any successor Regulatory Authority having substantially the same function.
1.41“Field” means any use without limitation.
1.42“First Commercial Sale” means, with respect to a country, the first sale for end use or consumption of a Licensed Product in such country, except for compassionate use or other patient access programs, that results in a Net Sale after all Regulatory Approvals legally required for such sale have been granted by the Regulatory Authority of such country.
1.43“Forma” has the meaning set forth in the Preamble.
1.44“Forma Agreements” means the contracts and agreements that are listed on Schedule 1.44.
1.45“Forma Assigned Agreements” has the meaning set forth in Section 2.7.
1.46“Forma INDs” means the INDs submitted to the FDA by Forma for the Licensed Product with the following identifiers: 127313 and 139611.
1.47“Forma Indemnitees” has the meaning set forth in Section 12.1.
1.48“Forma Know-How” means Know-How Controlled by Forma or its Affiliates on the Effective Date or during the Term that is necessary or reasonably useful to Develop, Manufacture or Commercialize the Licensed Products in the Field in the Territory, but excluding Joint Know-How.
1.49“Forma Patent Rights” means any Patent Right Controlled by Forma or its Affiliates on the Effective Date or during the Term that is necessary or useful to Develop, Manufacture or Commercialize the Licensed Products in the Field and in the Territory, but excluding Joint Patent Rights.  The Forma Patent Rights existing as of

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

the Effective Date are those Patent Rights identified on Schedule 11.2.2, attached hereto and incorporated herein by reference.
1.50“Forma Regulatory Activities” has the meaning set forth in Section 2.8.
1.51“Forma Sublicensee” means each of the following entities: [***].
1.52“Forma Technology” means Forma Know-How, Forma Trademarks, and Forma Patent Rights.
1.53“Forma Third Party In-License” is defined in Section 1.31.
1.54“Forma Trademarks” means the Trademarks pertaining to the Licensed Product that are Controlled by Forma or its Affiliates on the Effective Date. The Forma Trademarks existing as of the Effective Date are those Trademarks identified on Schedule 1.54, attached hereto and incorporated herein by reference.
1.55“FTE” means the equivalent of the work of one (1) appropriately qualified individual working on a full-time basis in performing work in support of the Transition Activities for a twelve (12) month period (consisting of at least a total of [***] hours per year of dedicated effort). No additional payment shall be made with respect to any individual who works more than [***] hours per year, and any individual who devotes less than [***] hours per year shall be treated as an FTE on a pro-rata basis, based upon the actual number of hours worked by such individual on the applicable Transition Activities divided by [***].
1.56“FTE Rate” means [***]; provided that such rate shall increase on January 1 of each Calendar Year by [***].
1.57“GAAP” means generally accepted accounting principles as practiced in the U.S., consistently applied.
1.58“GCP” or “Good Clinical Practices” means the  then-current good clinical practice standards for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of clinical trials to assure that clinical trial results are credible and accurate and to protect the rights, integrity, and confidentiality of clinical trial subjects, including, as applicable, the U.S. regulations set forth in 21 C.F.R. Parts 50 (“Protection of Human Subjects”), 54 (“Financial Disclosure by Clinical Investigators”), 56 (“Institutional Review Boards”), and 312 (“Investigational New Drug Application”), as may be amended from time to time, and analogous Laws or regulations administered or promulgated by applicable Regulatory Authorities in any other relevant country or jurisdiction, as may be amended from time to time and to the extent such standards are not less stringent than U.S. GCP standards.
1.59“Generic Product” means, with respect to a particular Licensed Product in a country or jurisdiction, a pharmaceutical product that is approved for use in such country or jurisdiction by a Regulatory Authority through a regulatory pathway referencing or relying on data and information in the Regulatory Approval for a Licensed Product, (including any such pharmaceutical product that has been approved for marketing in the U.S. pursuant to 21 U.S.C. § 505 (b)(2)), other than any Licensed Product that has been Developed under this Agreement by Company or any of its Affiliates or Sublicensees or Commercialized by Company or any of its Affiliates or Sublicensees in such country.
1.60“GLP” or “Good Laboratory Practices” means the then-current good laboratory practice standards for conducting nonclinical studies that are intended to support applications for Regulatory Approval, including, as applicable, the U.S. regulations set forth in 21 C.F.R. Part 58, and analogous Laws or regulations administered or promulgated by applicable Regulatory Authorities in any other relevant country or jurisdiction, to the extent such standards are not less stringent than U.S. GLP standards.
1.61“Governmental Authority” means any applicable governmental authority, court, tribunal, arbitrator, agency, department, legislative body, commission or other instrumentality of (a) any government of any country or territory, (b) any nation, state, province, county, city or other political subdivision thereof or (c) any supranational body.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.62[***]
1.63“IND” means an Investigational New Drug Application, as defined in the FD&C Act, together with any rules and regulations promulgated thereunder, or similar application or submission that is required to be filed with any Regulatory Authority anywhere in the world before beginning clinical testing of an investigational drug or biological product in human subjects, and in either case, any amendments or supplements thereto.
1.64“Indemnitee” has the meaning set forth in Section 12.3.
1.65“Indication” means a separate and distinct disease, disorder, illness, or health condition and all of its associated signs, symptoms, stages, or progression (including precursor conditions). For clarity, subpopulations of patients with a primary disease or condition, however stratified (including stratification by stages or progression, particular combinations of symptoms associated with the primary disease or condition, prior treatment courses, response to prior treatment, family history, clinical history, phenotype, or the presence or absence of biomarkers) shall not be deemed to be separate “Indications” for the purposes of this Agreement.
1.66“Infringement Action” has the meaning set forth in Section 13.3.2.
1.67“Initial Development Plan” has the meaning set forth in Section 3.2.
1.68“Initial Indication” means relapsed/refractory (R/R) AML.
1.69“Initial NDA” means the NDA submitted to the FDA on February 15, 2022 by Forma for the Licensed Product in the Initial Indication with the identifier NDA 215814 and all Regulatory Filings submitted to the FDA by Forma in connection with such NDA, including any responses to complete response letters and any refiling, reapplication, additional filing or additional application.
1.70“Injunction” is defined in Section 14.2.4.
1.71“Invent” means the act of invention by inventors, as determined in accordance with the patent laws of the United States.
1.72“Joint Know-How” means any Know-How that is discovered, made or developed jointly in connection with the activities undertaken under this Agreement by one or more employees of Forma or its Affiliates (or a Third Party acting on any of their behalf) and one or more employees of Company or its Affiliates that are Sublicensees (or a Third Party acting on any of their behalf).
1.73“Joint Patent Rights” means any Patent Right that is Invented jointly in connection with the activities undertaken under this Agreement by one or more employees of Forma or its Affiliates (or a Third Party acting on any of their behalf) together with one or more employees of Company or its Affiliates that are Sublicensees (or a Third Party acting on any of their behalf).
1.74“Joint Technology” means Joint Know-How and Joint Patent Rights.
1.75“Joint Steering Committee” or “JSC” means the Joint Steering Committee as more fully described in Section 7.1.
1.76“Know-How” means all chemical or biological materials and other tangible materials, inventions, improvements, practices, discoveries, developments, data, information, regulatory materials including Regulatory Filings, Regulatory Data, technology, methods, protocols, formulas, knowledge, know-how, trade secrets, processes, assays, skills, experience, techniques and results of experimentation and testing, including pharmacological, toxicological, research, pre-clinical and clinical data and analytical and quality control data, in all cases, whether or not confidential, proprietary or patentable, in written, electronic or any other form now known or hereafter developed, including any physical embodiments of any of the foregoing; but excluding in any event any Patent Right.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.77“Label Expansion” means, with respect to the Approved NDA for a Licensed Product, any receipt of Regulatory Approval for such Licensed Product for (a) a different patient subpopulation, (b) a new line of therapy, or (c) new use in combination with another or different treatment, or drug, in each case as compared to the Approved NDA.
1.78“Laws” means all applicable laws, statutes, rules, regulations, orders, judgments, injunctions, ordinances or other pronouncements having the binding effect of law of any Governmental Authority, including a legal obligation to a Regulatory Authority or other Governmental Authority to which either Party is or becomes subject (such as a corporate integrity agreement or settlement agreement with a Governmental Authority) and Anti-Corruption Laws.
1.79“Licensed Product” means any product comprising or containing Olutasidenib, or any derivative, variant, salt, racemate, polymorph and physical form of such product or of Olutasidenib (in each case whether alone as the sole active ingredient or as a Combination Product), including all dosage strengths, presentations, forms and formulations. For clarity, different dosage strengths, presentations, forms and formulations of the Active Ingredient of a product shall not be distinct Licensed Products.
1.80“Losses” has the meaning set forth in Section 12.1.
1.81“Manufacturing” or “Manufacture” means, as applicable, all activities associated with the production, manufacture, process of formulating, processing, purifying, filling, finishing, packaging, labeling, shipping, importing and storage of Licensed Products, and any part or component thereof, including process development, process validation, stability testing, manufacturing scale-up, pre-clinical, clinical and commercial manufacture and analytical development, product characterization, quality assurance and quality control, testing and release.
1.82“mIDH1” means mutant isocitrate dehydrogenase 1.
1.83“NDA” means a New Drug Application, as defined in the FD&C Act and applicable regulations promulgated thereunder by the FDA, or any analogous application or submission with any Regulatory Authority in a relevant country or jurisdiction outside of the United States, and in either case, any amendments or supplements thereto.
1.84“Net Sales” means, with respect to a Licensed Product, the aggregate gross invoiced sales prices from sales of all units of such Licensed Product sold by Company and its Related Parties to independent Third Parties in accordance with GAAP after deducting, if not previously deducted, from the amount invoiced or received:

(a)trade, quantity and cash discounts, credits or allowances actually given;

(b)allowances for returns or rejections (due to spoilage, damage, expiration of useful life or otherwise);

(c)freight and insurance, if separately identified on the invoice;

(d)Third Party rebates, chargebacks, hospital buying group/group purchasing organization administration fees or managed care organization rebates actually given and other similar administrative fees, rebates and allowances granted to any non-related party, including to Governmental Authorities, purchasers, reimbursors, customers, distributors and wholesalers;

(e)value-added tax, sales, use or turnover taxes, excise taxes and customs duties assessed by Governmental Authorities on the sale of the Licensed Product;

(f)retroactive price reductions or billing corrections.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

In the case of any sale or other disposal for value, such as barter or counter-trade, of a Licensed Product, or part thereof, other than in an arm’s length transaction exclusively for cash, Net Sales shall be calculated as above on the value of the non-cash consideration received or the fair market price (if higher) of such Licensed Product in the country of sale or disposal, as determined in accordance with GAAP.

For clarity, named-patient sales shall be included in “Net Sales”.

Notwithstanding the foregoing, the following shall not be included in Net Sales:  (i) sales between or among Company and its Related Parties (but Net Sales shall include sales to the first Third Party (other than a Sublicensee) by Company or its Related Parties); and (ii) samples of Licensed Product used to promote additional Net Sales, in amounts consistent with normal business practices of Company or its Related Parties where the Licensed Product is supplied without charge or at or below the actual manufacturing cost thereof (without allocation of indirect costs or any mark-up).

In the event that a Licensed Product is sold as a Combination Product, Net Sales, for the purposes of determining royalty payments on the Combination Product, means the aggregate gross invoiced sales prices from sales of all units of such Combination Product sold by a Party and its Related Parties to independent Third Parties in accordance with GAAP less the deductions set forth in clauses (a) – (f) above, multiplied by a proration factor that is determined as follows:

(A)If the Licensed Product and the other Active Ingredients in such Combination Product are both sold separately during the same or immediately preceding Calendar Quarter, then Net Sales for the Licensed Product shall be calculated by multiplying actual Net Sales of such Combination Product during such period by the fraction A/(A+B), where: “A” is the average gross invoiced sales price of the Licensed Product during such period when sold separately in the same formulation and dosage; and “B” is the average gross invoiced sales price of the Active Ingredients contained in the Combination Product during such period when sold separately in the same formulation and dosage.

(B)If the Licensed Product is sold separately during the same or immediately preceding Calendar Quarter in the same formulation and dosage as in the Combination Product, but the other Active Ingredients contained in the Combination Product are not sold separately during such period in the same formulation and dosage as in the Combination Product, then Net Sales for the Licensed Product shall be calculated by multiplying actual Net Sales of such Combination Product during such period by the fraction A/C, where “A” is the average gross invoiced sales price of the Licensed Product during such period when sold separately in the same formulation and dosage and “C” is the average gross invoiced sales price of the Combination Product during such period;

(C)If the Licensed Product is not sold separately during the same or immediately preceding Calendar Quarter in the same formulation and dosage as in the Combination Product, but the other Active Ingredients contained in the Combination Product are sold separately during such period in the same formulation and dosage as in the Combination Product, then Net Sales for the Licensed Product shall be calculated by multiplying actual Net Sales of such Combination Product by the result of 1 – (B/C), where “B” is the average gross invoiced sales price of the other Active Ingredients contained in the Combination Product during such period when sold separately in the same formulation and dosage and “C” is the average gross invoiced sales price of the Combination Product during such period; or

(D)If neither the Licensed Product nor the other Active Ingredients contained in the Combination Product were not sold separately during the same or immediately preceding Calendar Quarter, the proration factor shall be determined by the Parties in good faith negotiations based on the relative value contributed by each component.

1.85“Olutasidenib” means olutasidenib, Forma’s proprietary mIDH1 inhibitor, also referred to as FT-2102, (S)-5-((1-(6-chloro-2-oxo-1,2-dihydroquinolin-3-yl)ethyl)amino)-1-methyl-6-oxo-1,6-dihydropyridine-2-carbonitrile, or 5-{[(1S)-1-(6-chloro-2-oxo-1,2-dihydroquinolin-3-yl)ethyl]amino}-1-methyl-6-oxo-1,6-dihydropyridine-2-carbonitrile.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.86[***]
1.87“Out-of-Pocket Costs” means, with respect to certain activities hereunder, amounts actually paid by a Party or any of its Affiliates to a Third Party for goods or services incurred to conduct such activities, including payments to contract personnel (including contractors, consultants and (sub)contractors).
1.88“Party” means Company or Forma.
1.89“Patent Challenge” has the meaning set forth in Section 14.2.7.
1.90“Patent Rights” means (a) all issued patents (including any extensions, restorations by any existing or future extension or registration mechanism including patent term adjustments, patent term extensions, supplemental protection certificates or the equivalent thereof, substitutions, confirmations, re-registrations, re-examinations, reissues, patents and patent claims maintained after post grant examination including inter partes review, post grant review or opposition proceeding and patents of addition); (b) patent applications (including all provisional applications, substitutions, requests for continuation, continuations, continuations-in-part, divisionals and renewals); (c) inventor’s certificates; and (d) all equivalents and counterparts of the foregoing in any country of the world.
1.91“Person” means any natural person, corporation, unincorporated organization, partnership, association, sole proprietorship, joint stock company, joint venture, limited liability company, trust or government, or Governmental Authority, or any other similar entity.
1.92“Phase 3 Clinical Trial” means a Clinical Study in any country that would satisfy the requirements of U.S. 21 C.F.R. Part 312.21(c) and is intended to: (a) establish that the Licensed Product is safe and efficacious for its intended use; (b) define contraindications, warnings, precautions, and adverse reactions that are associated with the Licensed Product in the dosage range to be prescribed; and (c) support Regulatory Approval for such Licensed Product, or a similar clinical study prescribed by the relevant Regulatory Authorities in a country other than the United States.
1.93“Post-Approval Commitments” means any post-approval commitments, including any non-clinical study or Clinical Study of a Licensed Product, required by a Regulatory Authority in a country or territory in connection with the Regulatory Approval for such Licensed Product in such country or jurisdiction.
1.94“Post-Termination Activities” has the meaning set forth in Section 14.4.6(a).
1.95“Post-Termination Royalty Term” means, on a country-by-country and Licensed Product-by-Licensed Product basis, the period commencing on the First Commercial Sale of such Licensed Product in such country by Forma or its Affiliates or sublicensees and continuing until the latest to occur of:  (a) the expiration, invalidation or abandonment of the last Valid Claim (as such term is applied mutatis mutandis to the Termination Patents) of the Termination Patents that Covers such Licensed Product in such country; (b) the expiration of Regulatory Exclusivity for such Licensed Product in such country; and (c) the [***] anniversary of the First Commercial Sale of the Licensed Product in such country.
1.96“PRC” means the People’s Republic of China, which for purposes of this Agreement excludes Hong Kong, Macau and Taiwan.
1.97“Pricing and Reimbursement Approval” means, with respect to a Licensed Product, the approval, agreement, determination or decision of any Regulatory Authority establishing the price or level of reimbursement for such Licensed Product, as required in a given country or jurisdiction prior to sale of such Licensed Product in such country or jurisdiction.
1.98“Process Validation Batches” means the anticipated process validation batches of the Licensed Product to be completed by Forma, all of which are described on Schedule 1.98.
1.99“Project Manager” has the meaning set forth in Section 7.3.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.100“Region” means each of (a) the European Union and the United Kingdom, and (b) the PRC.
1.101“Registrational Study” means (a) Phase 3 Clinical Trial or (b) any other Clinical Study (including a portion of a study, such as the Phase 3 Clinical Trial portion of a Phase 2b/3 study)of a Licensed Product, the results of which, together with prior data and information concerning such Licensed Product, would (if such Clinical Study meets its primary endpoints) be sufficient to support Regulatory Approval by the FDA for such Licensed Product without the need to conduct additional Clinical Studies, or a similar Clinical Study prescribed by the Regulatory Authority in a country or jurisdiction other than the United States.  With respect to a Clinical Study that does not meet the foregoing criteria when it is initiated but, at a later time, for which the applicable Regulatory Authority determines that such Clinical Study meets the foregoing criteria and Company files an NDA using the data generated by such Clinical Study as the basis for such filing, such Clinical Study shall be deemed a Registrational Study for purposes of this Agreement as of the date of filing of such NDA, and, for purposes of Section 10.2, such Registrational Study shall be deemed to be initiated as of the date of such determination.
1.102“Regulatory Approval” means, with respect to any country or Region in the Territory, any approval (including approval of an NDA), establishment license, registration, permit, notification or authorization (or waivers) of any Regulatory Authority that is required by applicable Laws for the manufacture, use, storage, import, export, transport, promotion, marketing, distribution, offer for sale, sale or other Commercialization of a Licensed Product in such country or region, including Pricing and Reimbursement Approval, as applicable.
1.103“Regulatory Authority” means any national, international, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity with authority over the approval, distribution, importation, exportation, manufacture, use, storage, transport, clinical testing, pricing, sale or reimbursement of pharmaceutical products in the Territory.
1.104“Regulatory Data” means any and all research data, pharmacology data, CMC Data, Safety Data, preclinical data, clinical data and all other documentation submitted, or required to be submitted, to Regulatory Authorities in association with Regulatory Filings and Regulatory Approvals for the Licensed Products (including any applicable drug master files or similar documentation).
1.105“Regulatory Exclusivity” means, with respect to any Licensed Product in any country or jurisdiction in the Territory, the period of time during which:  (a) Company, its Affiliate, or a Sublicensee has the exclusive legal right, pursuant to a grant by a Regulatory Authority, other than through a Patent Right, including orphan drug exclusivity, new chemical entity exclusivity, pediatric exclusivity, or rights similar thereto in such country or jurisdiction, or is otherwise entitled to the exclusive legal right by operation of applicable Laws in such country or jurisdiction to Commercialize such Licensed Product, and such right precludes the final Regulatory Approval of any Third Party product that is deemed to be the same or a similar drug; or (b) the data and information submitted by Company, its Affiliate, or any Sublicensee to the relevant Regulatory Authority in such country or jurisdiction for purposes of obtaining Regulatory Approval of such Licensed Product may not be disclosed, referenced, or relied upon in any way by any Third Party or such Regulatory Authority to support the Regulatory Approval or marketing of any product by any Third Party in such country or jurisdiction, or if such data and information is disclosed, referenced, or relied upon to support a Regulatory Approval granted to any Third Party in such country or jurisdiction, then the product may not be placed on the market for any indication.
1.106“Regulatory Filing” means any documentation comprising or relating to or supporting any filing or application with any Regulatory Authority with respect to any Licensed Product, or its use or potential use in humans, including any documents submitted to any Regulatory Authority and all supporting data, including INDs, clinical trial applications and NDAs, and all correspondence with any Regulatory Authority with respect to such Licensed Product (including minutes of any meetings, telephone conferences or discussions with any Regulatory Authority).
1.107“Related Parties” means a Party’s Affiliates and Sublicensees.
1.108“Responsible Party” has the meaning set forth in Section 13.3.3.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.109“Royalty Term” has the meaning set forth in Section 10.5.
1.110“Safety Data” means any adverse event (as such term is used in the meaning set forth in 21 C.F.R. § 312.32 or its equivalents in the Territory) information from human trials and all results from non-clinical safety studies, including toxicology and safety pharmacology data, with respect to a Licensed Product required by one or more Regulatory Authorities to be collected or to be reported to such Regulatory Authorities under applicable Laws, but excluding any information related to the efficacy of the Licensed Products.
1.111“Solid Tumor Clinical Study” means the Phase 1/2 Solid Tumor Clinical Study - 2102-ONC-102 (ClinicalTrials.gov identifier: NCT03684811) described in the Transition Plan.
1.112“Sublicensee Equities” means any equities in and from a Third Party Sublicensee that Company or its Affiliates receives as consideration for, and solely to the extent attributable to, the grant of a Sublicense outside the U.S.
1.113“Sublicense Revenue” means any Sublicensee Equities and/or monetary payments that Company or its Affiliates receives from a Third Party Sublicensee as consideration for, and solely to the extent attributable to, the grant of, a Sublicense Ex-US, or an option to obtain such Sublicense Ex-US, including, without limitation, upfront payments, milestone payments, royalties, license fees, license option fees, and license maintenance fees. Sublicense Revenue excludes (i) reimbursement of patent prosecution, defense, enforcement and maintenance and other related costs and expenses, and (ii) purchases of equity or debt of Company or its Affiliates up to fair market value, with any premium on securities included as “Sublicense Revenue” hereunder.
1.114“Sublicense” means any grant by Company to an Affiliate or a Third Party of any of the licenses or rights granted under this Agreement or any part thereof, including the right to Develop, Manufacture, or Commercialize any Licensed Product, in accordance with Section 9.1.2.
1.115“Sublicensee” means a Third Party to whom Company grants a direct or indirect sublicense under any Forma Technology or Joint Technology, as the case may be, to Develop, Manufacture or Commercialize a Licensed Product in the Field pursuant to Section 9.1.2.
1.116“Successful Completion of the Process Validation Batches” means the achievement of the specifications as set forth in Module 3.2.P.5.1 of the Initial NDA.
1.117“Sued Party” has the meaning set forth in Section 13.4.
1.118“Term” has the meaning set forth in Section 14.1.
1.119“Termination Patents” has the meaning set forth in Section 14.4.1(a).
1.120“Territory” means worldwide.
1.121“Third Party” means a Person other than a Party and its Affiliates.
1.122“Trademark” means any trademark, trade name, service mark, service name, brand, domain name, trade dress, logo, slogan or other indicia of origin or ownership, including the goodwill and activities associated with each of the foregoing.
1.123“Transition Activities” has the meaning set forth in Section 2.1.
1.124“Transition Period” means the period commencing on the Effective Date and ending upon the later to occur of: (a) the date that all activities under the Transition Plan have been completed, or (b) [***] months following the Effective Date.
1.125“Transition Plan” has the meaning set forth in Section 2.1.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.126“United States” or “U.S.” means the United States of America and its territories, possessions and commonwealths.
1.127“Valid Claim” means any claim of a Patent Right included within the Forma Patent Rights or Joint Patent Rights that (a) has been granted by a patent granting authority, that is in force, and that has not been surrendered, abandoned, revoked or held invalid or unenforceable by an unappealed or unappealable  decision taken by an administrative or civil court in a jurisdiction, or (b) a pending claim in a Patent Right application included within the Forma Patent Rights or Joint Patent Rights, with the proviso that any claim that has been pending for more than [***] years following the first substantive response from the patent office in a country, shall cease to be a Valid Claim in that country unless and until it becomes a granted claim fulfilling the requirements under (a) above.
2.	TRANSITION AND TECHNOLOGY TRANSFER
2.1Transition Activities.  The transition plan (the “Transition Plan”) outlining the transition activities to be carried out by each Party during the Transition Period, including the transfer of Existing Inventory, Process Validation Batches, Forma Know-How, Manufacturing, CMC, compassionate use arrangements, study-related wind-down activities for the AML Clinical Study following study closure and regulatory activities (the “Transition Activities”) is attached hereto and incorporated herein by reference as Schedule 2.1. The Transition Plan shall include a plan for conducting the Transition Activities, including an allocation of responsibilities between the Parties for the performance of such activities and the timelines and costs associated with conducting such activities. Such Transition Activities shall be carried out by the Parties in accordance with this Agreement, including this Article 2. The Transition Plan may be amended by the mutual written agreement of the Parties.
2.2Responsibilities.  Subject to the terms and conditions of this Agreement, including oversight by the JSC, each Party shall use Commercially Reasonable Efforts to perform the Transition Activities assigned to such Party in accordance with the Transition Plan on or before the applicable deadlines as set forth therein, and shall conduct such Transition Activities in accordance with the Transition Plan and applicable Laws. Each Party shall bear its internal costs in conducting Transition Activities that are assigned to such Party. Company shall bear its external costs in conducting Transition Activities that are assigned to it, and, subject to Sections 2.4 and 2.5, Forma shall bear its external costs in conducting Transition Activities that are assigned to it.
2.3Know-How Transfer.
2.3.1Transition Period.  During the Transition Period, Forma shall, and shall cause its Affiliates to, transfer, disclose and make available to Company or its designees in English, including, as applicable, by providing hard and electronic copies thereof, the Forma Know-How in its, its Affiliates’ or its Third Party manufacturers’ possession that is necessary or useful for the Development, Manufacture or Commercialization of the Licensed Product in accordance with the Transition Plan.
2.3.2Additional Period.  During the longer of the [***] month period immediately following Forma’s receipt of the Approved NDA and the length of  the Transition Period, Forma shall, and shall cause its Affiliates to, disclose and make available to Company Forma Know-How in its or its Affiliates possession not previously disclosed and made available to Company that is necessary or useful for the Development, Manufacture or Commercialization of the Licensed Product, as reasonably requested by Company and to the extent reasonably accessible by Forma. Following completion of Forma’s activities under the Transition Plan and completion of the Transition Period, if the number of FTE hours to perform additional Forma’s activities under this Section 2.3.2 exceeds [***], then Company shall pay Forma for the excess FTE hours at the FTE Rate, which shall be pre-approved by Company prior to initiation of such additional Forma’s activities. Forma shall invoice Company for such excess FTE hours at the FTE Rate on a monthly basis, and Company shall pay Forma such invoice within [***] days of receipt of invoice.
2.3.3Manufacturing Tech Transfer.  During the Transition Period, Forma shall transfer to Company all Forma Know-How that is necessary or useful for the Manufacture of the Licensed Products in its, its Affiliates’ or its Third Party manufacturers’ possession, including, without limitation, all process, analytical, and formulation development data, all technical memoranda, all process evolution data, and all batch records that are necessary or useful for the Manufacture of the Licensed Products to the extent owned or Controlled by Forma

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(collectively, the “Manufacturing Technology”) each Party bearing its own costs incurred in undertaking such transfer. In addition, following the Transition Period and at the reasonable request and expense of Company, from time to time, Forma shall make its employees and shall use commercially reasonable efforts to make its then-current consultants (including personnel of its Affiliates and Third Party manufacturers) reasonably available to Company and its designees to provide reasonable consultation and technical assistance regarding the Manufacture of any Licensed Product in order to ensure an orderly transition of the Manufacturing Technology and operations to Company and its designees and to assist Company and its designees in its Manufacture of the Licensed Products.
2.4Existing Inventory. In accordance with the Transition Plan and provided that the Licensed Product has received Regulatory Approval, Company shall purchase from Forma the Existing Inventory that meets the specifications set forth in the applicable Forma Agreement for such Existing Inventory  at the cost of COGS without markup. All Existing Inventory that is Active Ingredient that is transferred to Company shall have at least [***] months (or such other period mutually agreed to by the Parties in writing) of shelf life remaining from the date of its delivery from Forma to Company, and all Licensed Product that is Existing Inventory provided to Company by Forma hereunder shall have at least [***] months (or such other period mutually agreed to by the Parties in writing) of shelf life remaining from the date of its delivery from Forma to Company. Forma shall deliver to Company or Company’s designee such purchased Existing Inventory (other than the Existing Inventory that will be used for the Process Validation Batches described in the Transition Plan) EXW (Incoterms 2020) the facility where such existing inventory is located as of the Effective Date promptly following the date the Approved NDA is approved by the FDA, but no later than [***] days (or such other period mutually agreed to by the Parties in writing) thereafter. Promptly upon Company’s or Company’s designee’s receipt of the Existing Inventory, Forma shall issue an invoice to Company with respect to such purchased Existing Inventory, and Company shall pay [***] of such invoice prior to or on the [***]-month anniversary of the First Commercial Sale of the first Licensed Product and the remaining [***] of such invoice prior to or on the [***]-month anniversary of the First Commercial Sale of the first Licensed Product.
2.5Process Validation Batches. In accordance with the Transition Plan and provided that the Licensed Product has received Regulatory Approval, Company shall purchase from Forma the Process Validation Batches as Existing Inventory as further described in and in accordance with Section 2.4. Forma shall deliver to Company such Process Validation Batches EXW (Incoterms 2020) the facility of the applicable Third Party manufacturer.
2.6Cooperation.  Each Party shall cause its and its Affiliates’ employees to reasonably cooperate with employees of the other Party and its Affiliates to the extent required for effective performance of the Transition Activities.  Each Party’s Project Manager shall serve as the point of contact who shall be responsible for the coordination of the provision of Transition Activities and attempted resolution of any issues that may arise during the performance of any Party’s obligations under the Transition Plan.
2.7Forma Agreements.  In accordance with the Transition Plan, Forma shall, or shall cause its Affiliates to, as applicable, to the extent legally permissible (and, to the extent consent is required from the relevant counterparty, Forma shall, or shall cause its Affiliates to, as applicable, use Commercially Reasonable Efforts to obtain such consent) assign to Company or its designees the Forma Agreements directed by Company, as determined in Company’s sole discretion, to be assigned to Company (such Forma Agreements after such assignment “Forma Assigned Agreements”). For any Forma Assigned Agreement:  (a) Forma shall be solely responsible for, and shall indemnify and hold harmless Company and all other Company Indemnitees from and against, any and all Losses arising from, or relating to, any such Forma Assigned Agreement as a result of, or in connection with, events or occurrences prior to the date of such assignment (including any payments that accrued prior to the date of such assignment but which do not become payable until after the date of such assignment) in accordance with Section 12.2; and (b) Company shall be solely responsible for, and shall indemnify and hold harmless Forma and all other Forma Indemnitees from and against, any and all Losses arising from, or relating to, any such Forma Assigned Agreement as a result of, or in connection with, events or occurrences on or after the date of such assignment (including any payments that accrues after the date of such assignment) in accordance with Section 12.1. Promptly after the Effective Date, the Parties shall in good faith coordinate activities under the Forma Agreements, with the goal of maintaining continuity of operations, including with respect to any compassionate use agreements that are Forma Agreements; provided that Forma shall not itself exercise any right or fulfill any obligation under any Forma Agreements without first notifying Company, and shall follow Company’s reasonable instructions with respect to exercising any rights or fulfilling any obligations under Forma Agreements (i) that are Forma Assigned Agreements, until such Forma Assigned Agreements

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

are assigned to Company, and (ii) that are not Forma Assigned Agreements, but solely with respect to activities which directly affect the Licensed Products, until the expiration of the Transition Period.
2.8Regulatory Interactions; Costs.  Prior to assignment of the Approved NDA, subject to the terms and conditions of this Agreement, including this Section 2.8 and Section 2.9, Forma shall be responsible for all regulatory matters relating to the Initial NDA, including overseeing, monitoring and coordinating all regulatory actions, communications and filings with, and submissions to, the FDA with respect to the Initial NDA (the “Forma Regulatory Activities”) as necessary for Regulatory Approval. Within [***] Business Days after the Effective Date, to the extent not already provided by Forma, Forma shall provide copies of all Regulatory Filings (including all correspondence with the FDA with respect to such Licensed Product) to Company. Forma shall: (i) to the extent permissible under applicable Law, permit two (2) Company representatives at Company’s sole cost and expense to attend any meetings (whether in person or via teleconference) with the FDA regarding the package insert, the label or manufacturing for the Licensed Product and the Mid-Cycle Review Meeting; provided, however, that Forma shall not be required to change the dates or times of such meetings with the FDA; and (B) Forma shall provide Company a reasonable opportunity to review and comment on any correspondence with the FDA regarding the package insert, the label or manufacturing for the Licensed Product; provided, however, that Company shall diligently and timely provide any such comments to Forma and in no event shall Forma be obligated to delay submission of any responses to the FDA due to Company’s failure to provide such comments in a timely manner. Forma shall be responsible for paying all costs, including the Out-of-Pocket Costs incurred by Forma that are associated with obtaining Regulatory Approval of the Licensed Product with respect to the Initial NDA in accordance with the Transition Plan.  Notwithstanding the foregoing, in the event that the Initial NDA is not granted Regulatory Approval by the FDA on or before [***], Forma shall no longer be obligated to obtain such Regulatory Approval and Company shall be solely responsible for obtaining such Regulatory Approval; provided that, Forma shall use reasonable efforts to support Company’s efforts to obtain such Regulatory Approval by providing Company with access to existing data, and performing additional analyses, in each case as reasonably requested by the FDA, and further provided that under no circumstances with Forma be required to generate additional data or undertake new studies in connection with fulfilling this obligation to support Company’s efforts to obtain such Regulatory Approval.
2.9Post-Approval Commitments. Notwithstanding Forma’s right to prepare and submit the Initial NDA hereunder, Forma shall not have the right to agree upon any Post-Approval Commitments (other than with respect to the Post-Approval Commitment to conduct a pediatric Clinical Study and a post-approval bioequivalent Clinical Study for a new formulation for the Licensed Product) as a condition of obtaining Regulatory Approval for the Initial NDA without Company’s prior written consent, not to be unreasonable withheld. As between the Parties and subject to Section 3.1.2, Company, at its sole cost and expense, shall be responsible for performing such Post-Approval Commitments, including such pediatric Clinical Study and post-approval bioequivalent Clinical Study.
2.10Subcontractors. Either Party may perform any of its Transition Activities through one or more Third Parties, provided that (a) such Party remains responsible for the work allocated to, and, subject to Section 2.2, payment to, such Third Party to the same extent it would if it had done such work itself; (b) the Third Party undertakes in writing commercially reasonable obligations of confidentiality and non-use regarding Confidential Information that are substantially the same as those undertaken by the Parties with respect to Confidential Information pursuant to Article 8; and (c) the Third Party undertakes in writing to assign or exclusively license back (with the right to sublicense through multiple-tiers) all intellectual property rights with respect to the Licensed Products developed in the course of performing any such Transition Activities for such Party.
2.11Records; Audits.  Each Party shall maintain complete and accurate records (paper or electronic as applicable) of all Transition Activities conducted by or on behalf of such Party under this Agreement, including all data and other information resulting from such activities.
3.	DEVELOPMENT
3.1Licensed Products.
3.1.1Responsibility for Development. Subject to the terms and conditions of this Agreement, except for the Transition Activities and the Development activities set forth in the Development Plan to be conducted by Forma, Company shall be solely responsible for the Development of the Licensed Product in the

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Field in the Territory at its sole cost and expense, including the conduct of all Clinical Studies to obtain and maintain Regulatory Approval of the Licensed Product in the Territory.
3.1.2Development Diligence.
(a)Subject to the terms and conditions of this Agreement, Forma shall (A) use Commercially Reasonable Efforts to obtain the Approved NDA, and (B) perform the Development activities (including the Clinical Studies) allocated to Forma under and in accordance with the Development Plan, provided that Forma shall have the right to cease Development activities that are Clinical Studies for safety reasons as determined in accordance with applicable Laws.  Forma shall not be required to conduct any additional Clinical Studies (including bioequivalence studies) necessary to obtain the Approved NDA in response to FDA’s requests but shall be responsible for undertaking and participating in any advisory meeting as required by the FDA.  Subject to the terms and conditions of this Agreement, Company shall use Commercially Reasonable Efforts, itself or through its Sublicensee(s), to (a) upon the assignment of the Approved NDA, maintain the Approved NDA and perform, as required by the FDA, the pediatric Clinical Study and the post-approval bioequivalent Clinical Study for a new formulation for the Licensed Product each as described in Section 2.9; (b) Develop, and seek and obtain Regulatory Approval for, the Licensed Product in the Initial Indication in the PRC and in each of the 5EU countries; and (c) obtain Regulatory Approval for the Licensed Product in the U.S. for at least one Indication in each case of (a) - (c) in accordance with the Development Plan; provided, however, that: (i) Forma acknowledges and agrees that, subject to Section 14.2.6, Company’s diligence obligations shall be deemed satisfied as long as Company has used Commercially Reasonable Efforts to enter into a Sublicense with a Sublicensee for the performance of each of (b) - (c), and if Company enters into such Sublicense with such Sublicensee, such Sublicensee is using Commercially Reasonable Efforts to perform (b) – (c), as applicable; and (ii) Company shall not be required to enter into any Sublicense with a Sublicensee under which Company would be obligated to sponsor or undertake any Clinical Study, or file, submit, or hold any Regulatory Filings or Regulatory Approvals.
3.2Development Plan. The Development activities anticipated to be undertaken by Forma, Company or its Sublicensee(s), as applicable, for the Licensed Product to achieve Regulatory Approval in the Field in the Territory shall be set forth in a development plan (each such plan, a “Development Plan”).  Development activities set forth in each Development Plan shall at all times be designed to be in compliance with all applicable Laws and in accordance with professional and ethical standards customary in the pharmaceutical industry. The initial Development Plan describing Forma’s, Company’s or its Sublicensee(s)’ Development activities with respect to the Licensed Product are set forth in the Development Plan attached hereto and incorporated herein by reference as Schedule 3.2 (the “Initial Development Plan”). Each Party shall provide the other Party on an annual basis an updated Development Plan by January 31 of each Calendar Year, including a description of the Development activities anticipated to be undertaken by such Party or its Sublicensee(s), as applicable; provided, however, that Forma shall not be required to conduct any additional Development activities other than the Development activities set forth in the Initial Development Plan and shall not be required to provide such updated Development Plan following completion of all Development activities required to be undertaken by Forma under the Development Plan and Transition Plan, including with respect to the AML Clinical Study and Solid Tumor Clinical Study.
3.3Development Reports.
3.3.1By Company.  Company or its Sublicensee(s), as applicable, shall provide to Forma on a semi-annual basis a written report summarizing the Development activities conducted by or on behalf of Company or its Sublicensee(s), as applicable, for the Licensed Product since the previous written report by January 31 and July 31 of each Calendar Year.  Such written reports shall include a high-level summary of any Development plans or activities, the work performed in relation to the goals of the applicable Development Plan, a summary of progress against each development and regulatory milestone event and an estimate of the timing of the achievement of the next development and regulatory milestone event in each case that are described in Section 10.2. Company or its Sublicensee(s), as applicable, shall provide such other information as may be reasonably requested by Forma with respect to such Development activities, including relevant activities conducted and being conducted by Company or its Sublicensee(s), as applicable, in the applicable period.  In addition to the foregoing, upon Forma’s reasonable request, Company or its Sublicensee(s) shall participate in a telephone or video conference to discuss such reports and other information as to convey a reasonably comprehensive understanding of the status of the applicable Development activity.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

3.3.2By Forma.  Forma or its Affiliates, as applicable, shall provide to Company on a quarterly basis a written report summarizing the Development activities conducted during the Transition Period (or continued beyond the Transition Period) by or on behalf of Forma or its Affiliates, as applicable, for the Licensed Product since the previous written report by January 31, April 30, July 31, and October 31 of each Calendar Year.  Such written reports shall include a high-level summary of any Development plans or activities, the work performed in relation to the goals of the applicable Transition Plan or Development Plan, a summary of progress against each development and regulatory milestone event and an estimate of the timing of the achievement of the next development and regulatory milestone event in each case that are described in Section 10.2. Forma or its Affiliates, as applicable, shall provide such other information as may be reasonably requested by Company with respect to such Development activities, including relevant activities conducted and being conducted by Forma or its Affiliates, as applicable, in the applicable period.  In addition to the foregoing, upon Company’s reasonable request, Forma or its Affiliates shall participate in a telephone or video conference to discuss such reports and other information as to convey a reasonably comprehensive understanding of the status of the applicable Development activity.
3.4Records.  Each Party shall maintain complete and accurate records (paper or electronic as applicable) of all Development activities conducted by or on behalf of such Party under this Agreement in connection with the Licensed Product as required by applicable Laws, which may include all data and other information resulting from such Development activities.  These records shall include, as applicable, books, records, reports, research notes, charts, graphs, comments, computations, analyses, recordings, photographs, computer programs and documentation thereof (e.g., samples of materials and other graphic or written data generated in connection with such Development activities), in sufficient detail, including in sufficient detail for purposes of making patent filings, in good scientific manner, or otherwise in a manner that reflects all work done and results achieved.
4.	REGULATORY MATTERS
4.1Ownership of Regulatory Filings.  Subject to the assignment of the Approved NDA and the Forma INDs as described herein, Company shall own all Regulatory Approvals and Regulatory Filings submitted by Company to any Regulatory Authority with respect to the Licensed Product in the Field in the Territory during the Term. Forma shall, within [***] days after Regulatory Approval of the Initial NDA, assign and transfer the Approved NDA and, in accordance with the Transition Plan, assign and transfer the corresponding Regulatory Filings, including the Forma INDs, to Company. Following such assignment, Forma shall provide Company with copies of all Regulatory Filings in Forma’s or its Affiliates’ Control in accordance with the Transition Plan. Each Party shall be responsible for its own costs and expenses in connection with such assignment and transfer.
4.2Responsibility for Regulatory Matters.  Except for the Forma Regulatory Activities as further described in and subject to Section 2.8, Company shall be solely responsible, at its sole discretion, cost and expense, for all regulatory matters relating to each Licensed Product in the Territory, including (a) overseeing, monitoring and coordinating all regulatory actions, communications, commitments and filings with, and responsibilities and submissions to, the applicable Regulatory Authority with respect to the Licensed Product; (b) interfacing, corresponding and meeting with the applicable Regulatory Authority with respect to the Licensed Product; (c) seeking and maintaining all Regulatory Approvals and Regulatory Filings with respect to the Licensed Product, including any amendments, supplements or modifications to Regulatory Approvals and Regulatory Filings; and (d) maintaining and submitting all records and reports required to be maintained or required to be submitted to the applicable Regulatory Authority with respect to Licensed Product, each as required by applicable Laws.
4.3Adverse Event Reporting.
4.3.1Subject to Section 4.3.2, Forma shall, at its sole cost and expense, establish, hold, and maintain the global safety database for the Licensed Products with respect to information on adverse events concerning the Licensed Products, as and to the extent required by applicable Laws.
4.3.2In accordance with the Transition Plan, Forma shall transfer to Company or its designees the global safety database for the Licensed Products described in Section 4.3.1, and the Parties, if applicable, shall enter into a separate written pharmacovigilance agreement with respect to the Licensed Products to enable the Parties to fulfill their respective regulatory reporting obligations under applicable Laws. Company shall after such transfer, at its sole cost and expense, hold and maintain the global safety database for the Licensed Products with

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

respect to information on adverse events concerning the Licensed Products, as and to the extent required by applicable Laws.
4.4Right of Reference; Access to Data. Prior to the time at which the Regulatory Approvals, Regulatory Filings and Regulatory Data related to the Licensed Product are transferred and assigned to Company or its designees, or in the event of failure to transfer and assign any such Regulatory Approvals, Regulatory Filings and Regulatory Data to Company or its designees, as required by Section 4.1, Company and its designees shall have, and Forma (on behalf of itself and its Affiliates) hereby grants to Company and its designees, access and a right of reference (without any further action required on the part of Forma or its Affiliates, whose authorization to file this consent with any Regulatory Authority is hereby granted) to all such Regulatory Approvals, Regulatory Filings and Regulatory Data for Company and its designees to exercise its rights and satisfy its obligations under this Agreement. In all cases, Company and its designees shall have access to all data contained or referenced in any such Regulatory Approvals and Regulatory Filings, and Forma shall ensure that Company and its designees are afforded such access.
5.	COMMERCIALIZATION
5.1Responsibility for Commercialization of Licensed Products.  Subject to the terms and conditions of this Agreement, Company shall be solely responsible, at its sole discretion, cost and expense, for all Commercialization activities relating to Licensed Products in the Field in the Territory, including (a) all activities preparatory to launch, marketing, promotion, sales, distribution, import and export activities (including securing reimbursement, sales and marketing and conducting any post-marketing trials or databases and post-marketing safety surveillance); (b) the timing for the launch of Licensed Products and for submitting applications for reimbursement with respect to Licensed Products in any country in the Territory; and (c) booking all sales of Licensed Products in the Territory.
5.2Commercialization Diligence.  Subject to the terms and conditions of this Agreement, Company shall use Commercially Reasonable Efforts, either itself or through one or more Affiliates or Sublicensees, to achieve the First Commercial Sale for, and thereafter to Commercialize Licensed Products in the Territory in the Initial Indication for which Regulatory Approval and, if applicable, Pricing and Reimbursement Approval has been obtained, and shall commit such resources (including personnel, facilities, equipment and materials) as are reasonable and necessary to comply with such diligence obligations.  Without limiting the generality of the foregoing, Company shall use Commercially Reasonable Efforts to achieve the First Commercial Sale in the U.S. of the Licensed Product in the Initial Indication within [***] days following Regulatory Approval of  the Initial NDA.
5.3Reporting Obligations.  [***] month prior to the anticipated  First Commercial Sale of each Licensed Product, and thereafter on an annual basis by January 31 of each Calendar Year, Company shall provide Forma a written report regarding those material Commercialization activities completed by or on behalf of Company in the Territory since the previous written report and those material Commercialization activities planned for the then-current Calendar Year.  Such report will consist of a summary of the plan for Commercialization activities and marketing activities. In addition, Company shall provide Forma with written notice of the First Commercial Sale of the Licensed Product in the Territory within [***] days after such event.  Company shall provide such other information as Forma may reasonably request with respect to Commercialization of such Licensed Product.
6.	MANUFACTURE
6.1Responsibility for Manufacture.  Forma shall Manufacture and deliver to Company the Process Validation Batches described in the Transition Plan, and Company shall be responsible for paying the costs and expenses of such Process Validation Batches in accordance with and to the extent described in Section 2.5 (the “Forma Manufacturing Activities”). Except for the Forma Manufacturing Activities, Company shall be solely responsible for costs and expenses incurred by Company in the Manufacture and supply of the Licensed Products in the Field in the Territory needed for the Development and Commercialization of the Licensed Products, at its sole discretion, cost and expense.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

7.	TRANSITION MANAGEMENT
7.1Joint Steering Committee.
7.1.1Overview.  Promptly following the Effective Date, the Parties shall establish a Joint Steering Committee (“JSC”) to review, discuss, oversee the preparation, filing and FDA review of the Initial NDA and any other NDA submitted by or on behalf of Forma for the Licensed Product and implement the Transition Plan.
7.1.2Composition.  The JSC shall consist of four (4) members, with each Party contributing two (2) representatives who are employees of such Party, one (1) of whom can represent such Party with respect to matters related to the manufacture of the Licensed Product.  Each Party shall appoint its respective representatives to the JSC as of the Effective Date and may substitute one or more of its representatives, in its sole discretion, effective upon notice to the other Party of such change.  All JSC representatives shall have appropriate expertise, seniority and decision-making authority to carry out the responsibilities of the JSC.  Additional employees or consultants may from time to time, by mutual consent of the Parties, be invited to attend JSC meetings, provided such employees and consultants undertake confidentiality obligations, whether in a written agreement or by operation of law, no less stringent than the requirements of Section 8.1 and shall not vote or otherwise participate in the decision-making process of the JSC.
7.1.3JSC Chairperson.  The JSC chairperson shall be a Forma employee designated by Forma for the [***] months following the Effective Date and a Company employee designated by Company for the remaining period thereafter.  The chairperson’s responsibilities shall include setting the agenda for meetings, conducting meetings, including, when feasible, ensuring that objectives for each meeting are set and achieved and ensuring the objectives and results of each meeting are communicated to the senior management of each Party.
7.1.4Meetings.  The JSC shall meet no less frequently than each Calendar Quarter during the Transition Period and as mutually agreed thereafter.  JSC meetings shall be conducted in person or by means of teleconference, videoconference or other similar communications equipment. All meetings and proceedings for the JSC or its subcommittees shall take place in English.  Each Party shall bear its own expenses relating to attendance at such meetings by its representatives.
7.1.5JSC Responsibilities.  The JSC shall have the following responsibilities:
(a)reviewing regulatory interactions and submissions prior to assignment of the Initial NDA;
(b)executing the Transition Plan and reviewing and discussing amendments to the Transition Plan; and
(c)performing such other activities as the Parties agree in writing shall be the responsibility of the JSC.
7.1.6JSC Decision-Making.
(a)Voting.  Subject to Section 7.1.6(b), with respect to decisions of the JSC, the representatives of each Party shall have collectively one vote on behalf of such Party.  For each meeting of the JSC, the attendance of at least two (2) representatives of each Party shall constitute a quorum.  Action on any matter may be taken at a meeting, by teleconference, by videoconference or by written agreement.
(b)Escalation; Final Decision Making.  The JSC shall attempt to resolve any and all decisions and disputes before it by consensus.  If the JSC is unable to reach consensus with respect to a decision or dispute arising under this Agreement for a period in excess of [***] days, then the dispute shall be submitted to the Chief Executive Officers of Forma and Company for resolution.  If such dispute cannot be resolved for a period in excess of [***] days following escalation (or such other period as the Parties may agree), then (i) Forma shall have

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

the final deciding vote with respect to (A) subject to Section  2.9, the Initial NDA prior to it being granted Regulatory Approval by the FDA, and (B) Forma’s activities to be performed under the Transition Plan, and (ii) Company shall have the final deciding vote on all other matters.
(c)Limitation of Power of JSC and Escalation.  Neither the JSC, any subcommittee of the JSC, nor any Party exercising its decision-making authority under Section 7.1.6(b) shall have decision-making authority regarding, any of the following matters:
(i)the imposition of any requirements on the other Party to undertake obligations beyond those for which it is responsible, including with respect to the Transition Activities to be performed by either Party under the Transition Plan, or to forgo any rights, under this Agreement;
(ii)the imposition of any requirements that the other Party take or decline to take any action that would result in a violation of any Law or any agreement with any Third Party or the infringement of intellectual property rights of Third Parties;
(iii)any matters that would excuse such Party from any of its obligations specifically enumerated under this Agreement; or
(iv)amending, modifying or waiving compliance with the terms of this Agreement or taking any action to expand or narrow the responsibilities of the JSC.
7.2Disbandment of the JSC.  The JSC shall automatically disband with immediate effect at the end of the Transition Period.
7.3Project Managers.  Each Party shall designate an individual to facilitate communication between the Parties and coordinate their activities under this Agreement (each, a “Project Manager”).  The Project Managers shall be primarily responsible for facilitating the flow of information and otherwise promoting communication, coordination, and collaboration between the Parties.  Each Project Manager may also serve as a representative of its respective Party on the JSC and one or more subcommittees.  Each Party may change its Project Manager from time to time upon written notice to the other Party.  Each Party and its Project Manager may designate a substitute to temporarily perform the functions of Project Manager upon written notice to the other Party’s Project Manager.
8.	CONFIDENTIALITY AND PUBLICATION
8.1Nondisclosure Obligation.
8.1.1All Confidential Information disclosed by one Party to the other Party under this Agreement shall be maintained in confidence by the receiving Party and shall not be disclosed to a Third Party or used for any purpose except as set forth herein without the prior written consent of the disclosing Party, except to the extent that such Confidential Information:
(i)is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by the receiving Party’s business records;
(ii)is known to the public before its receipt from the disclosing Party, or thereafter becomes known to the public through no breach of this Agreement by the receiving Party;
(iii)is subsequently disclosed to the receiving Party by a Third Party who is not known by the receiving Party to be under an obligation of confidentiality to the disclosing Party; or
(iv)is developed by the receiving Party independently of Confidential Information received from the disclosing Party, as documented by the receiving Party’s business records.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

8.1.2Notwithstanding the obligations of confidentiality and non-use set forth above and in Section 8.1.4 below, a receiving Party may provide Confidential Information disclosed to it, and disclose the existence and terms of this Agreement as may be reasonably required in order to perform its obligations and to exploit its rights under this Agreement, and specifically to (a) Related Parties, and their officers, employees, directors, agents, consultants, advisors or other Third Parties who have a need to know such information for the performance of its obligations hereunder (or for such entities to determine their interest in performing such activities) in accordance with this Agreement in each case who are under an obligation of confidentiality and non-use with respect to such information that is no less stringent than the terms of this Section 8.1; (b) Governmental Authorities or other Regulatory Authorities in order to obtain patents or perform its obligations or exploit its rights under this Agreement, provided that such Confidential Information shall be disclosed only to the extent reasonably necessary to do so; (c) the extent required by Law, including by the rules or regulations of the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States or of any stock exchange or listing entity; and (d) any bona fide actual or prospective strategic partners, collaborators, licensees, sublicensees, underwriters, investors, lenders or acquirers of a Party or substantially all its assets and to consultants and advisors of such Third Party (including attorneys, accountants, consultants, bankers or financial advisors of the foregoing), provided that the receiving party of such information is under an obligation of confidentiality and non-use with respect to such information that is no less stringent than the terms of this Section 8.1.  For clarity, Company shall not disclose the Confidential Information of Forma to an Affiliate or any Third Party for use by such Affiliate or Third Party to Develop, Manufacture or Commercialize a Generic Product to a Licensed Product without prior written consent from Forma, unless required by applicable Laws including those in connection with Paragraph IV ANDA litigation.
8.1.3If a Party is required by Law to disclose Confidential Information that is subject to the non-disclosure provisions of this Section 8.1, such Party shall promptly inform the other Party of the disclosure that is being sought in order to provide the other Party an opportunity to challenge or limit the disclosure.  Notwithstanding Section 8.1.1, Confidential Information that is required to be disclosed by Law shall remain otherwise subject to the confidentiality and non-use provisions of this Section 8.1.  If either Party concludes that a copy of any of this Agreement must be filed with the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States, such Party shall provide the other Party with a copy of such agreement showing any provisions hereof as to which the Party proposes to request confidential treatment, shall provide the other Party with an opportunity to comment on any such proposed redactions and to suggest additional redactions, and shall take such Party’s comments into consideration before filing such agreement.
8.1.4Each Party recognizes that the value to the other Party of the transactions under this Agreement depend, in part, on each Party protecting the secrecy of its Know-How. Therefore, without limiting any Party’s rights to license its Know-How, subject to the terms of this Agreement, in any way it chooses, each Party shall use Commercially Reasonable Efforts to protect the confidentiality of its Know-How as determined in such Party’s reasonable business judgment.
8.2Publicity.  Except as set forth in Section 8.1 and Section 8.3 below, the terms of any of this Agreement may not be disclosed by either Party.  Neither Party shall use the name or Trademark of the other Party or its employees in any publicity, news release or disclosure relating to any of this Agreement, its subject matter, or the activities of the Parties hereunder without the prior express written permission of the other Party, except as may be required by Law, including by the rules or regulations of the United States Securities and Exchange Commission or similar regulatory agency in any country other than the United States or of any stock exchange or listing entity, or except as expressly permitted by the terms hereof.
8.3Press Release.  The Parties shall issue the press release in substantially the form attached as Schedule 8.3 announcing the execution of this Agreement after the Effective Date.  After such initial press release, neither Party shall issue a press release or public announcement relating to the Parties’ respective rights and obligations under this Agreement without the prior written approval of the other Party, not to be unreasonably withheld, delayed or conditioned, except that the Parties may (a) jointly issue a press release upon the approval of the Initial NDA by the FDA; (b) once a press release or other public statement is approved in writing by both Parties, make subsequent public disclosure of the information contained in such press release or other written statement without the further approval of the other Party, and (c) issue a press release or public announcement as required, in the reasonable judgment of such Party, by Law, including by the rules or regulations of the United States Securities and Exchange

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Commission, or similar regulatory agency in a country other than the United States or of any stock exchange or listing entity on which such Party desires to list or does list its securities.
8.4Survival.  The provisions in this Section 8 shall survive the expiration or the termination of this Agreement for a period of [***] thereafter, except that with respect to trade secrets, such provisions and obligations shall survive for as long as the trade secrets remain secret.
9.	LICENSES; EXCLUSIVITY
9.1License Grants to Company.
9.1.1Exclusive License Grant.  Subject to the terms and conditions of this Agreement, Forma hereby grants to Company a non-transferable (except as provided in Section 15.1), sublicensable (subject to Section 9.1.2), exclusive (even as to Forma and its Affiliates) license under the Forma Technology and Forma’s interest in the Joint Technology to Develop, Manufacture or have Manufactured, make, have made, use, import, export, offer for sale, sell and Commercialize the Licensed Products in the Field in the Territory.  The license granted hereunder shall be royalty-bearing for the Royalty Term applicable to each Licensed Product in the Territory, and, after the Royalty Term applicable to such Licensed Product, shall convert on a country-by-country basis, to a fully-paid, royalty-free perpetual license.
9.1.2Company Sublicense Rights.  Company shall have the right to sublicense any of its rights under Section 9.1.1 to any of its Affiliates or to any Third Party without the prior consent of Forma, subject to the requirements of this Section 9.1.2. For clarity, Company may not sublicense any of its rights under Section 9.1.1 to an Affiliate or Third Party for use by such Affiliate or Third Party to develop, manufacture or commercialize a Generic Product to a Licensed Product without prior written consent from Forma, such consent not to unreasonably withheld, conditioned or delayed; provided, however, that Company may sublicense any of its rights under Section 9.1.1 to a Third Party pursuant to a settlement in an Infringement Action. Each sublicense granted by Company pursuant to this Section 9.1.2 shall be subject and subordinate to the terms of this Agreement and shall contain provisions consistent with those in this Agreement.  Company shall promptly provide Forma with a copy of the fully executed sublicense agreement covering any sublicense granted hereunder (which copy may be redacted to remove provisions which are not necessary to monitor compliance with this Section 9.1.2), and each such sublicense agreement shall contain the following provisions:  (a) a requirement that the Sublicensee comply with confidentiality and non-use provisions that are equivalent to those described in Section 8 with respect to Forma’s Confidential Information, and (b) a requirement that the Sublicensee submit applicable sales or other reports to Company to the extent necessary or relevant to the reports required to be made or records required to be maintained under this Agreement.  Notwithstanding any sublicense, Company shall remain primarily liable to Forma for the performance of all of Company’s obligations under, and Company’s compliance with all provisions of, this Agreement.
9.1.3Trademarks.  Company shall use the Forma Trademarks in a manner consistent with this Agreement and the trademark usage guidelines provided by Forma prior to or as of the Effective Date and, with respect to such provided guidelines, as updated in writing from time-to-time. Company shall not use any marks that are confusingly similar to a Forma Trademark in a country in which Forma holds such Trademark. All rights in each of the Forma Trademarks shall remain at all times the sole property of Forma, and all use of such Forma Trademarks shall inure to the benefit of Forma.  Company agrees not to contest Forma’s ownership of the Forma Trademarks.
9.1.4Forma Third Party In-Licenses.  If Forma wishes to enter into any Forma Third Party In-License, Forma shall notify Company no later than [***] days prior to the anticipated mutual execution date of such Forma Third Party In-License, and the Parties shall negotiate for terms under which Company would pay Forma the applicable payments that result from Company’s exercise of the intellectual property rights sublicensed to Company under such Forma Third Party In-License.  Upon the Parties agreeing upon terms in writing under which Company would pay Forma such applicable payments, such intellectual property rights shall be deemed “Controlled” by Forma and licensed to Company under Section 9.1.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

9.2Retained Rights.  For the avoidance of doubt, notwithstanding the provisions of Section 9.1 or any other provision of this Agreement, Forma shall retain rights under the Forma Technology and Joint Technology to perform its responsibilities under this Agreement.
9.3No Implied Licenses.  Except as specifically set forth in this Agreement, neither Party shall acquire any license or other right or interest, by implication or otherwise, in any intellectual property rights of the other Party or any of its Affiliates.
9.4No Other Rights.  Except as otherwise expressly provided in this Agreement, under no circumstances shall a Party, as a result of this Agreement, obtain any ownership interest or other right in any Know-How, Patent Rights or other intellectual property rights of the other Party, including items owned, controlled or developed by the other Party, or provided by the other Party to the receiving Party at any time pursuant to this Agreement.
9.5Exclusivity.  From the Effective Date until the [***] anniversary of the assignment of the Approved NDA to Company, [***] shall not, and shall cause its Affiliates not to, directly or indirectly, alone or with any Third Party, (a) Develop, Manufacture, or Commercialize any [***]; (b) grant a license, sublicense, or other rights to any Third Party to Develop, Manufacture, or Commercialize any [***]; or (c) sell, convey, or otherwise assign or transfer any [***] to any Third Party.

10.	FINANCIAL TERMS; ROYALTY REPORTS; PAYMENTS AND AUDITS
10.1Upfront Payment. Within [***] days following the Effective Date, Company shall pay Forma an upfront payment in the amount of two million United States dollars ($2,000,000).
10.2Development and Regulatory Milestone Payments. During the Term, Company shall provide Forma with written notice of the achievement by or on behalf of Company or any of its Related Parties of any of the following development and regulatory milestone events set forth below in this Section 10.2 within [***] days after such event has occurred, and Company shall pay the associated non-refundable, non-creditable, and not subject to set-off, milestone payment within [***] days of receipt of an invoice from Forma regarding the achievement of such development or regulatory milestones event by Company or any of its Related Parties.  Each development and regulatory milestone payment shall be payable only once.

Development and Regulatory Milestone Event	Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
Total:	[***]

10.3Commercial Milestones.  During the Term Company shall provide Forma with written notice of the achievement by Company or any of its Related Parties of any of the following commercial milestone events set forth below in this Section 10.3 within [***] days after the end of the Calendar Quarter in which such event has occurred, and Company shall pay the associated, non-refundable, non-creditable, and not subject to set-off, milestone payment within [***] days of receiving an invoice from Forma for the achievement of such commercial milestone event.  Company shall pay the associated, non-refundable, non-creditable, and not subject to set-off, milestone payment within [***] days of receiving an invoice from Forma for the achievement of such commercial milestone event. The Parties acknowledge that more than one commercial milestone payment may become due and payable in any given Calendar Year.  Each commercial milestone payment set forth below shall be payable only once, regardless of the number of times a commercial milestone event is achieved.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Commercial Milestone Event	Commercial Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
Total:	[***]

For purposes of this Section 10.3, “Cumulative Net Sales” means the aggregate total amount of Net Sales made (a) by Company and its Related Parties in the United States, and (b) by Company and its Affiliates in all countries and jurisdictions outside the United States (for clarity, excluding its Sublicensees).

10.4Royalties Payable to Forma.
10.4.1Royalty Rates.
(a)Subject to the terms and conditions of this Agreement, Company shall pay to Forma royalties on the Calendar Year cumulative Net Sales of all Licensed Products in the U.S. by Company and its Related Parties, during the Royalty Term, as follows:
Calendar Year Cumulative Net Sales of Licensed Products in the U.S.	Royalty (as a percentage of Net Sales)
Portion less than or equal to [***]	[***]
Portion greater than [***] and less than or equal to [***]	[***]
Portion greater than [***] and less than or equal to [***]	[***]
Portion greater than [***]	[***]

(b)Subject to the terms and conditions of this Agreement, including Section 10.7, Company shall pay to Forma royalties on the Calendar Year cumulative Net Sales of all Licensed Products in the Territory outside the U.S. by Company and its Affiliates and, for clarity, not Sublicensees, during the Royalty Term, as follows:
Calendar Year Cumulative Net Sales of Licensed Products by Company and its Affiliates (excluding its Sublicensees) Outside the U.S.	Royalty (as a percentage of Net Sales)
Portion less than or equal to [***]	[***]
Portion greater than [***] and less than or equal to [***]	[***]
Portion greater than [***] and less than or equal to [***]	[***]
Portion greater than [***]	[***]

10.5Royalty Term. The period during which the royalties set forth in Section 10.4.1 and the sales milestones set forth in Section 10.3 shall be payable on a country-by-country basis, shall commence with the First Commercial Sale of a Licensed Product in such country and continue until the latest of (a) the expiration of the last Valid Claim that Covers such Licensed Product in such country, (b) the expiration of Regulatory Exclusivity for such Licensed Product in such country, and (c) the [***] anniversary of the First Commercial Sale of such Licensed Product in such country (each such period, a “Royalty Term”).
10.6Royalty Reductions.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

10.6.1Generic Competition; No Valid Claim.  Subject to Sections 13.5.4 and 13.5.5, on a country-by-country basis, if royalties are payable under Section 10.4.1 on Net Sales of a particular Licensed Product in a country after the earlier of (a) the date when a Generic Product of such particular Licensed Product is granted Regulatory Approval in such country, or (b) the date of expiration of the last Valid Claim that Covers such Licensed Product in such country, then the royalty rates payable to Forma during the Royalty Term with respect to such Licensed Product in such country shall be reduced by [***] of the royalty rates that would otherwise apply.
10.6.2Royalty Stacking.  Subject to Sections 13.5.4 and 13.5.5, if Company reasonably determines that it is necessary to acquire rights under a Third Party’s Patent Rights in order for Company to Develop, Manufacture or Commercialize the Licensed Products under this Agreement, Company shall have the right to negotiate and acquire such rights, through a license or otherwise, and to deduct from the royalty payments due to Forma under this Agreement up to [***] of the payments made by Company to such Third Party in the applicable Calendar Quarter.
10.7Sublicense Revenue.
10.7.1With respect to a Sublicense that includes the grant of a Sublicense Ex-US with a Sublicensee that is not an Affiliate of Company:
(a)if such Sublicense is executed on or prior to [***] of the Effective Date, then Company shall pay or transfer to Forma:
(i)if such Sublicensee is a Forma Sublicensee, then (A) [***] of Sublicense Revenue that consists of monetary upfront payments, and (B) [***] of all remaining Sublicense Revenue, in each case actually received from such Sublicensee in accordance with Section 10.8, or
(ii)if such Sublicensee is not a Forma Sublicensee, then [***] of all Sublicense Revenue actually received from such Sublicensee in accordance with Section 10.8.
(b)if such Sublicense is executed after [***] of the Effective Date, then Company shall pay Forma:
(i)if Company has not initiated any Clinical Study, then [***] of all Sublicense Revenue actually received from such Sublicensee in accordance with Section 10.8, or
(ii)if Company has initiated at least one Clinical Study, then [***] of all Sublicense Revenue actually received from such Sublicensee in accordance with Section 10.8.
10.7.2With respect to Sublicensee Equities, Company or its Affiliates shall hold such Sublicensee Equities (and exercise all exercisable rights under such Sublicensee Equities, including voting and preferential rights) until such Sublicensee Equities are freely transferrable to Forma with no restrictions per the terms of such Sublicensee Equities, and thereafter shall transfer the percentage applicable to such Sublicensee Equities as Sublicense Revenue in accordance with Section 10.7.  For clarity, Company shall have no obligation to provide Forma with the monetary value of Sublicensee Equities at any time, and shall only be obligated to transfer Sublicensee Equities to Forma as described hereunder.
10.8Reports; Payment of Royalty and Sublicense Revenue.  Commencing on the earlier of:  (a) the First Commercial Sale of a Licensed Product; and (b) the grant of a Sublicense or receipt of Sublicense Revenue, Company shall provide Forma with a written report within [***] days after the end of each Calendar Quarter showing the Net Sales of the Licensed Product in the Territory, the type and amount of permitted deductions from gross sales to determine such Net Sales, and the royalties payable under this Agreement and the Sublicense Revenue received and the Sublicense Revenue payable under this Agreement, in each case, with respect to each such Licensed Product.  Royalties and Sublicense Revenue shown to have accrued by each written report shall be due and payable within [***] days after the date such written report is due.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

10.9Audits.
10.9.1Upon the written request of a Party and not more than once in each Calendar Year, the other Party and its Related Parties shall permit an independent certified public accounting firm of internationally-recognized standing selected by the requesting Party and reasonably acceptable to the other Party, at the requesting Party’s expense except as set forth below, to have access during normal business hours to such of the records of the other Party as may be reasonably necessary to verify the accuracy of the royalty and other amounts payable or reports under this Agreement for any year ending not more than [***] prior to the date of such request for the sole purpose of verifying the basis and accuracy of amounts invoiced or payments made and compliance with the financial terms of this Agreement.  Notwithstanding the foregoing, a Party may not make more than [***] such request in a Calendar Year.
10.9.2If such accounting firm identifies a discrepancy made during such period, then the appropriate Party shall pay the other Party the amount of the discrepancy, within [***] days after the date the requesting Party delivers to the other Party such accounting firm’s written report so concluding, or as otherwise agreed by the Parties in writing.  The fees charged by such accounting firm shall be paid by the requesting Party, unless such discrepancy represents an underpayment by the other Party of at least [***] of the payments due in the audited period, in which case such fees shall be paid by the other Party.
10.9.3Unless an audit for such year has been commenced prior to and is ongoing upon the [***] anniversary of the end of such year, the calculation of royalties, expense reimbursement and other payments payable or amounts invoiced under this Agreement with respect to such year shall be binding and conclusive upon both Parties, and each Party and its Related Parties shall be released from any further liability or accountability with respect to such royalties or expense reimbursement for such year.
10.9.4Each Party shall treat all financial information subject to review under this Section 10.9 or under any sublicense agreement in accordance with the confidentiality and non-use provisions of Section 8, and shall cause its accounting firm to enter into a confidentiality agreement with the other Party obligating the accounting firm to retain all such information in confidence pursuant to such confidentiality agreement, which terms shall be no less stringent than the provisions of Section 8.
10.10Payment Exchange Rate. All payments to be made under this Agreement shall be made in United States dollars and shall be paid by bank wire transfer in immediately available funds to such bank account in the United States as may be designated in writing by payee from time to time.  In the case of Net Sales made by Company and its Related Parties in currencies other than United States dollars during a Calendar Quarter, the rate of exchange to be used in computing the amount of United States dollars due shall be Company’s then-current standard exchange rate methodology as applied in its external reporting for the conversion of foreign currency sales into United States dollars.
10.11Late Payments.  If a Party does not receive payment of any sum due to it on or before the due date therefor, simple interest shall thereafter accrue on the sum due to such Party from the due date until the date of payment at a per-annum rate of the London Inter-Bank Offered Rate (or its replacement designated by the Board of Governors of the Federal Reserve System) plus [***] or the maximum rate allowable by applicable Laws, whichever is less.
10.12Blocked Payments.  If, by reason of Laws in any jurisdiction in the Territory, it becomes impossible or illegal for Company to transfer milestone payments, royalties or other payments under this Agreement to Forma, the payor shall promptly notify the payee.  During any such period described above, Company shall deposit such payments in local currency in the relevant jurisdiction to the credit of Forma in a recognized banking institution designated by Forma or, if none is designated by Forma within a period of [***] days, in a recognized banking institution selected by Company and identified in a written notice given to Forma.
10.13Taxes.  Each Party shall use reasonable efforts to minimize tax withholding on payments made to the other Party.  Notwithstanding such efforts, if tax withholding are required under the Laws of any country with respect to payments to Forma, Company shall first notify Forma and provide Forma with at least [***] days to determine whether there are actions Forma can undertake to avoid such withholding.  During this [***]-day notice period, Company shall refrain from making such payment until Forma instructs Company that (a) Forma intends to

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

take actions (satisfactory to both Parties) that shall obviate the need for such withholding, in which case Company shall make such payment only after it is instructed to do so by Forma, or (b) Company should make such payment and withhold the required amount and pay it to the appropriate Governmental Authority and Company shall promptly provide Forma with copies of receipts or other evidence reasonably required and sufficient to allow Forma to document such tax withholdings adequately for purposes of claiming foreign tax credits and similar benefits, the Parties shall cooperate reasonably in completing and filing documents required under the provisions of any applicable tax laws or under any other applicable Law, in connection with the making of any required tax payment or withholding payment, or in connection with any claim to a refund of or credit for any such payment, and the Parties shall cooperate to minimize such taxes in accordance with applicable Laws, including using reasonable efforts to access the benefits of any applicable treaties.
10.14Payment of Back Royalties.  If Company would owe a royalty payment to Forma under this Section 10 but for a decision by a court or other governmental agency of competent jurisdiction holding a patent claim unenforceable, unpatentable or invalid and if such decision is later vacated or reversed by a final nonappealable decision by a court or other governmental agency of competent jurisdiction such that such claim qualifies as a Valid Claim that Covers the Licensed Product in the Territory, Forma may invoice Company for such unpaid royalty payments after such decision is vacated or reversed and Company shall make any such unpaid royalty payments to Forma within [***] days after receipt of such invoice, provided Company shall have the right to deduct any and all costs and expenses incurred by Company in connection with defending such Valid Claim.
11.	REPRESENTATIONS, WARRANTIES AND COVENANTS
11.1Mutual Representations and Warranties as of the Effective Date.  Each Party represents and warrants to the other Party that, as of the Effective Date:
11.1.1Such Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation.
11.1.2Such Party has all requisite corporate power and corporate authority to enter into this Agreement and to carry out its obligations under this Agreement.
11.1.3All requisite corporate action on the part of such Party, its directors and stockholders required by applicable Laws for the authorization, execution and delivery by such Party of this Agreement, and the performance of all obligations of such Party under this Agreement, has been taken.
11.1.4The execution, delivery and performance of this Agreement, and compliance with the provisions of this Agreement, by such Party do not and shall not:  (a) violate any provision of applicable Laws or any ruling, writ, injunction, order, permit, judgment or decree of any Governmental Authority, (b) constitute a breach of, or default under (or an event which, with notice or lapse of time or both, would become a default under) or conflict with, or give rise to any right of termination, cancellation or acceleration of, any agreement, arrangement or instrument, whether written or oral, by which such Party or any of its assets are bound, or (c) violate or conflict with any of the provisions of such Party’s organizational documents (including any articles or memoranda of organization or association, charter, bylaws or similar documents).
11.1.5No consent, approval, authorization or other order of, or filing with, or notice to, any Governmental Authority or other Third Party is required to be obtained or made by such Party in connection with the authorization, execution and delivery by the Company of this Agreement.
11.2Additional Representations and Warranties of Forma.  Except as provided in Schedule 11.2, attached hereto and incorporated herein by reference, Forma represents and warrants to Company that, as of the Effective Date:
11.2.1(a) Forma has sufficient legal or beneficial title and ownership of, or sufficient license rights under, the Forma Technology to grant the licenses under such Forma Technology to Company pursuant to this Agreement; (b) to Forma’s knowledge, neither any license granted by Forma or its Affiliates to any Third Party,

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

nor any license granted by any Third Party to Forma or its Affiliates, conflicts with the rights and licenses granted under the Forma Technology to Company hereunder; and (c) Forma Controls the Forma Know-How, Forma Patent Rights (including those set forth on Schedule 11.2.2) and Forma Trademarks (including those set forth on Schedule 1.54).
11.2.2(a) Schedule 11.2.2 sets forth a complete and accurate list of the Forma Patent Rights existing as of the Effective Date, and Schedule 1.54 sets forth a complete and accurate list of the Forma Trademarks existing as of the Effective Date, (b) to Forma’s knowledge, the Forma Patent Rights are, or, upon issuance, shall be, in full force and effect, valid and enforceable and no Third Party has challenged or threatened to challenge, or has a reasonable basis to challenge, the scope, validity or enforceability of any Forma Patent Rights (including, by way of example, through opposition or the institution or written threat of institution of interference, nullity or similar invalidity proceedings before the United States Patent and Trademark Office or any analogous foreign Governmental Authority), (c) Forma or its Affiliates have timely paid all filing and renewal fees payable with respect to the Forma Patent Rights and Forma Trademarks for which Forma controls prosecution and maintenance, and (d) Forma has not engaged in, and will not engage in, any inequitable conduct in the course of prosecuting Forma Patent Rights or Forma Trademarks, and has prosecuted and maintained, and will prosecute and maintain, Forma Patent Rights and Forma Trademarks in good faith and complied with all duties of disclosure with respect thereto.
11.2.3Forma and its Affiliates have obtained from all inventors of the Forma Technology owned by Forma or its Affiliates valid and enforceable agreements assigning to Forma or its Affiliates each such inventor’s entire right, title and interest in and to all such Forma Technology, and no Person has claimed or has a reasonable basis to claim that the Forma Technology has been misappropriated or such Person has any right, title and interest in and to the Forma Technology owned by Forma or its Affiliates.
11.2.4Forma has the full right and authority to grant all of the rights and licenses granted to Company (or purported to be granted to Company) hereunder, and neither Forma nor its Affiliates have granted any right or license to any Third Party relating to any of the Forma Technology that would conflict with or limit the scope of any of the rights or licenses granted to Company hereunder.
11.2.5Forma is the sole and exclusive owner of the Forma Patent Rights.  All Affiliates of Forma have exclusively licensed or assigned all of their right, title, and interest in and to the Forma Patent Rights to Forma.  Neither Forma nor any of its Affiliates has granted any mortgage, pledge, claim, security interest, lien, or other charge of any kind on the Forma Patent Rights, and the Forma Patent Rights are free and clear of any mortgage, pledge, claim, security interest, lien, or charge of any kind.
11.2.6(i) Neither Forma nor its Affiliates have received any written notice of any claim that any intellectual property or proprietary right of a Third Party would be violated, infringed or misappropriated by the Development, Manufacture, or Commercialization of the Licensed Products; and (ii) [***] to Forma’s knowledge, the Development or Manufacture of the Licensed Products, as conducted by or on behalf of Forma or its Affiliates, has not violated, infringed, or misappropriated any intellectual property or proprietary right of any Third Party; and (iii) [***] to Forma’s knowledge, the Development, Manufacture, or Commercialization of the Licensed Products, as contemplated to be conducted under this Agreement, shall not violate, infringe, or misappropriate any intellectual property or proprietary right of any Third Party. [***]
11.2.7The agreements listed on Schedule 1.44 are all the contracts and agreements that Forma has entered into that solely relate to the Manufacture or Commercialization of Olutasidenib or the Licensed Product. All Forma Agreements are in full force and effect, and Forma has not received any notice of alleged breach by or on behalf of Forma of any Forma Agreements by the applicable counterparty to such Forma Agreements.
11.2.8NDA 215814 is owned solely by Forma and is the only NDA in existence as of the Effective Date owned or Controlled by Forma for the Licensed Product.
11.2.9IND 127313 and IND 139611 are owned solely by Forma and are the only U.S. INDs in existence as of the Effective Date owned or Controlled by Forma for the Licensed Product.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

11.2.10To Forma’s knowledge, all of the Existing Inventory to be transferred to Company under this Agreement shall, on the date of delivery to Company or its designees, conform to the representations and warranties provided by the Third Party Manufacturer of such Existing Inventory and, to the extent any of the Existing Inventory does not so conform to such representations and warranties, the Parties shall cooperate together to pursue any and all remedies that may be available under the relevant contract between Forma and such Third Party in connection with such breach; provided that (i) Company shall have the sole authority to select the remedy and actions to be pursued, (ii) Forma shall take reasonable direction from the Company to the extent applicable to such rights to facilitate Company’s efforts in connection with such enforcement action and consistent with the relevant agreement and (iii) any recoveries or other remedies achieved or acquired in connection with such enforcement action shall be for the benefit of Company to the extent Company has purchased the relevant Existing Inventory from Forma.
11.2.11All Licensed Product transferred to Company under this Agreement shall on the date of delivery to Company or its designees (a) meet the applicable specifications, (b) have been Manufactured in accordance with all applicable Laws, including cGMP, and (c) have at least twenty-four (24) (or such other time period mutually agreed to by the Parties in writing in advance) months of shelf life remaining from the date of its delivery to Company.
11.2.12Neither Forma nor any of its Affiliates has made a claim against a Third Party alleging that such Third Party is violating or has violated, is infringing or has infringed, or is misappropriating or has misappropriated any Forma Technology, and, to the knowledge of Forma, no Forma Technology is being violated, infringed, or misappropriated by any Third Party.
11.2.13Each Forma Sublicensee has entered into a confidentiality agreement with Forma and has undertaken a review of certain documents maintained in a virtual data room by Forma.
11.3Additional Representations, Warranties and Covenants of Company.  Company represents and warrants to Forma that, as of the Effective Date:
11.3.1Company has, and shall have during the Term, the necessary personnel, expertise, technology, processes, and infrastructure in place to Commercialize the Licensed Products in the Field in the Territory in accordance with the requirements of applicable Regulatory Authorities and applicable Laws.
11.3.2Prior to the assignment of the Approved NDA from Forma to Company, Company shall perform all necessary actions required by the FDA or applicable Laws to ensure that it shall be ready to accept regulatory responsibility for the Approved NDA from and after the date of assignment of the Approved NDA to Company, including, without limitation and to the extent applicable and subject to the obligations of the Parties under this Agreement, maintain the global safety database, satisfy post-marketing requirements to the extent required to do so under this Agreement, meet the Structured Product Labeling standard, and timely file Orange Book listing forms to the extent required in order to perfect such assignment.
11.4Warranty Disclaimer.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO THE OTHER PARTY WITH RESPECT TO ANY TECHNOLOGY, FORMA TECHNOLOGY, Joint technology, forma trademark, pRODUCT, licensed product, PROGRAM, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF this AGREEMENT AND HEREBY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING. EACH PARTY HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT the fda will approve the initial NDA, that THE DEVELOPMENT, MANUFACTURE OR COMMERCIALIZATION OF ANY LICENSED PRODUCT PURSUANT TO THis AGREEMENT SHALL BE SUCCESSFUL OR THAT ANY PARTICULAR SALES LEVEL WITH RESPECT TO ANY LICENSED PRODUCT SHALL BE ACHIEVED.
11.5Certain Other Covenants.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

11.5.1Compliance.  Company and its Related Parties shall Develop, Manufacture and Commercialize the Licensed Products in material compliance with this Agreement and all applicable Laws, including GLP, GCP and cGMP.
11.5.2Conflicting Agreements.  Neither Party shall enter into any agreement with any Third Party that would conflict with, limit or restrict such Party’s ability to comply with this Agreement.
11.5.3No Debarment.  Each Party shall not knowingly use, in any capacity in connection with this Agreement or the performance of its obligations under this Agreement, any Person that has been debarred pursuant to Section 306 of the FD&C Act, or that is the subject of a conviction described in such section.  Each Party agrees to inform the other Party in writing immediately if it or any Person that is performing activities under this Agreement, becomes debarred or subject to a debarment proceeding or is the subject of a conviction described in Section 306, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of such Party’s knowledge, is threatened, relating to the debarment or conviction of such Party or any Person or entity used in any capacity by such Party or any of its Affiliates in connection with performance of its other obligations under this Agreement.
12.	INDEMNIFICATION; LIMITATION OF LIABILITY; INSURANCE
12.1General Indemnification by Company.  Company shall indemnify, hold harmless and defend Forma, its Affiliates, and their respective directors, officers, employees and agents (“Forma Indemnitees”) at Company’s cost and expense, from and against any and all losses, liabilities, damages, costs, fees and expenses (including reasonable attorneys’ fees and litigation expenses) (collectively, “Losses”) in connection with any Third Party claims (including product liability claims) to the extent arising out of or resulting from (a) the Development, Manufacture or Commercialization of the Licensed Products by or on behalf of Company or its Sublicensees in the Territory, (b) any breach of, or inaccuracy in, any representation or warranty made by Company in this Agreement, or any breach or violation of any covenant or agreement of Company in or in the performance of this Agreement, or (c) the negligence or willful misconduct by or of Company and its Sublicensees and subcontractors, and their respective directors, officers, employees and agents in the performance of Company’s obligations under this Agreement; or (d) any Forma Assigned Agreement as a result of, or in connection with, events or occurrences on or after the date such Forma Assigned Agreement is assigned to Company (including any payments that accrued on or after the date of such assignment). Company shall have no obligation to indemnify the Forma Indemnitees for any Losses to the extent Forma is obligated to indemnify Company under Section 12.2 for such Losses.
12.2General Indemnification by Forma.  Forma shall indemnify, hold harmless, and defend Company, its Affiliates and their respective directors, officers, employees and agents (“Company Indemnitees”) at Forma’s cost and expense from and against any and all Losses in connection with any Third Party claims to the extent arising out of or resulting from (a) any breach of, or inaccuracy in, any representation or warranty made by Forma in this Agreement, or any breach or violation of any covenant or agreement of Forma in or in the performance of this Agreement, (b) the gross negligence or willful misconduct by or of Forma and its subcontractors, and their respective directors, officers, employees and agents in the performance of Forma’s obligations under this Agreement, or (c) any Forma Assigned Agreement as a result of, or in connection with, events or occurrences prior to the date such Forma Assigned Agreement is assigned to Company (including any payments that accrued prior to the date of such assignment but which do not become payable until after the date of such assignment), to the extent that such Losses did not arise out of or result from Company’s activities or instructions. Forma shall have no obligation to indemnify the Company Indemnitees for any Losses to the extent Company is obligated to indemnify Forma under Section 12.1 for such Losses.
12.3Indemnification Procedure.  In the event of any claim against any Company Indemnitee or Forma Indemnitee (individually, an “Indemnitee”) for which indemnification is sought hereunder, the indemnified Party shall promptly notify the other Party in writing of the claim (it being understood and agreed, however, that the failure by an Indemnitee to give such notice will not relieve the indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that the indemnifying Party is actually prejudiced as a result of such failure to give notice) and the indemnifying Party shall manage and control, at its sole expense, the defense of the claim and its settlement.  The Indemnitee shall cooperate with the indemnifying Party and may, at its option and expense, be represented in any such action or proceeding.  The indemnifying Party shall not be liable for any

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

settlements, litigation costs or expenses incurred by any Indemnitee without the indemnifying Party’s written authorization.  Notwithstanding the foregoing, if the indemnifying Party believes that any of the exceptions to its obligation of indemnification of the Indemnitees set forth in Sections 12.1 or 12.2 may apply, the indemnifying Party shall promptly notify the Indemnitees, which shall then have the right to be represented in any such action or proceeding by separate counsel at their expense, provided that the indemnifying Party shall be responsible for payment of such expenses if the Indemnitees are ultimately determined to be entitled to indemnification from the indemnifying Party for the matters to which the indemnifying Party notified the Indemnitees that such exception(s) may apply.
12.4Limitation of Liability.  NEITHER PARTY HERETO SHALL BE LIABLE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THE AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES, EXCEPT AS A RESULT OF A PARTY’S WILLFUL MISCONDUCT OR A BREACH OF SECTION 8.  NOTHING IN THIS SECTION 12.4 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY.
12.5Insurance.  During (i) the Term and for a period of [***] years thereafter with respect to Company, and (ii) the Transition Period with respect to Forma, each Party, at its sole cost and expense, shall obtain and maintain in full force and effect the following minimum insurance coverage for worldwide occurrences and claims, with financially sound and nationally reputable commercial insurers with AM Best ratings of not less than A-minus, during the applicable time periods set forth in (i) and (ii) above:  (a) Commercial General Liability ([***]); (b) Workers Compensation in the amount required by applicable Laws; (c) Employers’ Liability ([***]); (d) Commercial Auto Liability ([***]); (e) Commercial Umbrella Liability ([***]); (f) Clinical Trial and Product/Completed Operations Liability ([***]); and (g) Property Insurance coverage on an all-risk basis for materials, including materials in-transit, on a worldwide basis. Each Party shall furnish a certificate of insurance to the other Party evidencing such insurance coverages and providing any exclusions to such policies upon the other Party’s reasonable request. Each Party shall provide the other Party with [***] days’ advance written notice of any material change, non-renewal, or cancellation of any insurance coverages that occurs with respect to such insurance during the applicable time periods set forth in (i) and (ii) above.
13.	INTELLECTUAL PROPERTY OWNERSHIP, PROTECTION AND RELATED MATTERS
13.1Inventorship; Ownership.
13.1.1Inventorship.  Inventorship of inventions made during the course of the performance of this Agreement shall be determined in accordance with United States patent laws.
13.1.2Ownership.  Forma shall own the entire right, title and interest in and to all inventions it solely Invents (i.e., solely by one or more employees of Forma or its Affiliates (or a Third Party acting on any of their behalf)) during the Term.  Company shall own the entire right, title and interest in and to all inventions it solely Invents (i.e., by one or more employees of Company or its Affiliates (or a Third Party acting on any of their behalf)) during the Term. The Parties shall jointly own the entire right, title and interest in and to all inventions they Invent jointly (i.e., by one or more employees of Forma or its Affiliates (or a Third Party acting on any of their behalf) and one or more employees of Company or its Affiliates that are Sublicensees (or a Third Party acting on any of their behalf)) during the Term.
13.1.3Employee Assignment.  Each Party shall ensure that all of its employees and all employees of its Affiliates that are Sublicensees who are acting under its or such Affiliates’ authority in the performance of this Agreement assign to such Party under a binding written agreement all Know-How and Patent Rights discovered, made, conceived by such employee as a result of such employee’s employment.  In the case of all Third Parties acting in the performance a Party’s obligations under this Agreement, such as consultants, subcontractors, licensees, Third Party Sublicensees, outside contractors, clinical investigators, agents, or non-employees working for non-profit academic institutions, the Party that engages such Third Party shall ensure that such Third Party is also so obligated under such an agreement, unless otherwise approved by the Parties.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

13.1.4Right to Practice Joint Technology.  Subject to the rights, licenses (including the licenses granted to Company under Section 9.1) and obligations (including royalty obligations) of the Parties, both Parties are entitled to practice Joint Technology for all purposes on a worldwide basis and license Joint Technology without consent of and without a duty of accounting to the other Party.  For the avoidance of doubt, Forma shall have no right to grant any rights or licenses under Joint Technology that would conflict with the exclusive licenses to Company in the Field in the Territory.  Each Party shall grant and hereby does grant all permissions, consents and waivers with respect to, and all licenses under, the Joint Technology, throughout the world, necessary to provide the other Party with such rights of use and exploitation of the Joint Technology, and shall execute documents as necessary to accomplish the foregoing.
13.2Prosecution of Forma Patent Rights and Joint Patent Rights.
13.2.1Company, at its sole expense, shall have the first right, but not the obligation, to file, prosecute, and maintain (including the defense of any interference or opposition proceedings or inter partes review), all Forma Patent Rights and Joint Patent Rights in the Territory using outside counsel of its own and reasonably acceptable to Forma.
13.2.2Company shall (a) furnish to Forma, via electronic mail or such other method as mutually agreed by the Parties, copies of all patent applications with respect to Forma Patent Rights or Joint Patent Rights to be filed pursuant to Section 13.2.1 and other material submissions and correspondence with the applicable patent offices in sufficient time to allow for review and comment by Forma, and (b) provide Forma and its patent counsel with an opportunity to consult with the Company and its patent counsel regarding the filing and contents of any such application, amendment, submission or response that relates to such Patent Rights.  Forma shall provide Company and its patent counsel with a reasonable opportunity to consult with and provide comments to Forma and its patent counsel regarding the filing and contents of any such application, amendment, submission or response.  All timely advice and suggestions of Forma and its patent counsel shall be taken into consideration in good faith by Company and its patent counsel in connection with such filing.
13.2.3In the event that Company elects to cease patent protection on any Forma Patent Rights or Joint Patent Rights in the Territory, Company shall notify Forma at least [***] days before any such Patent Rights would become abandoned or otherwise forfeited.  Forma may, upon written notice to Company, elect to assume prosecution and maintenance of such Forma Patent Rights or Joint Patent Rights in the Territory, and then Forma shall have the right (but not the obligation), at its sole cost and expense, to prosecute and maintain in the Territory patent protection on such Forma Patent Rights or Joint Patent Right in the name of Forma.
13.3Third Party Infringement.
13.3.1Notice of Infringement.  During the Term, each Party shall promptly notify the other Party in writing of any known or suspected infringement or unauthorized use or misappropriation by a Third Party of Forma Technology or Joint Technology concerning any product intended for use in preventing, diagnosing or treating any disease or condition in humans (including Development, Manufacture, or Commercialization) in the Territory (such infringement or unauthorized use or misappropriation, “Competing Infringement”) of which such Party becomes aware.  The notifying Party shall provide the other Party with all evidence available to it supporting its belief that there is Competing Infringement.
13.3.2Right to Enforce.  Company shall have the first right, but not the obligation, to take any reasonable measures it deems appropriate with respect to any Competing Infringement in the Territory under any Forma Technology or Joint Technology.  Such measures may include (a) initiating or prosecuting an infringement, misappropriation or other appropriate suit or action (each an “Infringement Action”) in the Territory, or (b) subject to Section 9.1.2, granting adequate rights and licenses to any Third Party necessary to render continued Competing Infringement in the Territory non-infringing.  Notwithstanding the foregoing, if Company does not inform Forma that it intends to either initiate such an Infringement Action or grant adequate rights and licenses to such Third Party within [***] days after Company’s receipt of a notice of infringement pursuant to Section 13.3.1, then Forma shall have the second right, but not the obligation, to initiate such Infringement Action, but solely with respect to any Forma Technology or Joint Technology.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

13.3.3Control; Cooperation.  The Party initiating any Infringement Action (such Party, the “Responsible Party”) shall have the right to control the initiation and prosecution of any Infringement Action, including the right to select counsel therefor, at its own expense.  If requested by the Responsible Party, the other Party shall join as a party to such Infringement Action and shall execute and cause its Affiliates to execute all documents necessary for the Responsible Party to initiate, prosecute, maintain or defend such action or proceeding.  In addition, at the Responsible Party’s request, the other Party shall provide reasonable assistance to the Responsible Party in connection with an Infringement Action at no charge to the Responsible Party except for reimbursement by the Responsible Party of reasonable Out-of-Pocket Costs incurred in rendering such assistance.
13.3.4Sharing of Recoveries.  Any amounts recovered by either Party pursuant to this Section 13.3 shall be used first to reimburse the Parties for their reasonable costs and expenses, including attorneys’ fees incurred in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses) with any remainder to be retained by the recovering Party provided that amounts recovered by Company shall be treated as Net Sales hereunder, and shall be subject to the payment of royalties to Forma as provided pursuant to this Agreement.
13.4Third Party Claims.  If a Third Party sues a Party (the “Sued Party”) alleging that the Sued Party’s, or the Sued Party’s Sublicensee’s, Development, Manufacture or Commercialization of the Licensed Product infringes or shall infringe said Third Party’s intellectual property (“Third Party Infringement Claim”), then upon the Sued Party’s request and in connection with the Sued Party’s defense of any such Third Party Infringement Claim, the other Party shall provide reasonable assistance to the Sued Party for such defense.  The Sued Party shall keep the other Party, if such other Party has not joined in such suit, reasonably informed on a quarterly basis, in person or by telephone, prior to and during the pendency of any such suit.  The Sued Party shall not enter into any settlement of any Third Party Infringement Claim that is instituted or threatened to be instituted against the other Party without the other Party’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; except that, such consent shall not be required if such settlement includes a release of all liability in favor of the other Party.  Further, the Sued Party shall not settle or compromise any Third Party Infringement Claim, or knowingly take any other action in the course thereof, in a manner that materially adversely affects the other Party’s rights or interests, without the written consent of such other Party.
13.5[***]
13.5.1[***]
13.5.2[***]
13.5.3[***]
13.5.4Payment Floor.  In no event shall any royalty payment payable to Forma pursuant to Section 10.4.1 during the Royalty Term for a Licensed Product in a country in any given Calendar Quarter, be reduced to less than (i) [***] of the amounts otherwise payable by Company for such Licensed Product in such Calendar Quarter pursuant to Section 10.4.1 as result of cumulative reductions set forth in Sections 10.6.1 and  10.6.2 and (ii) [***].
13.5.5Carryforward.  Any payments to Third Parties that would be available or offset against a payment under Section 10.6.1, 10.6.2 [***]may be carried over to subsequent Calendar Quarters until fully used in accordance with Section 10.6.1, 10.6.2 [***].
13.6Common Interest.  All information exchanged between the Parties representatives pursuant to this Section 13 regarding the preparation, filing, prosecution, maintenance, or enforcement of Patent Rights, [***] shall be deemed Confidential Information.  In addition, the Parties acknowledge and agree that, with regard to such preparation, filing, prosecution, maintenance, and enforcement of the Forma Patent Rights and Joint Patent Rights the interests of the Parties as collaborators and licensor and licensee are to obtain the strongest patent protection possible, and as such, are aligned and are legal in nature.  The Parties agree and acknowledge that they have not waived, and

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

nothing in this Agreement constitutes a waiver of, any legal privilege concerning such Patent Rights, including privilege under the common interest doctrine and similar or related doctrines.
13.7Patent Term Extensions.  The Parties shall cooperate with each other in obtaining patent term extensions in any country in the Territory where applicable to any Patent Right covering the Licensed Product.  Such cooperation shall include diligently and timely conferring and coordinating with respect to such matters to ensure compliance with applicable filing deadlines, and agreeing on procedures to be followed by the Parties to ensure such compliance.  In the event that elections with respect to obtaining such patent term extension are to be made or the Parties otherwise disagree, Company shall have the right to make the election or decision.
13.8Prosecution and Enforcement of Forma Trademarks.
13.8.1Prosecution of Forma Trademarks.
(a)Forma shall own all rights, title and interest in and to all Forma Trademarks.  Company, at its sole expense, shall have the first right, but not the obligation, to file, prosecute, and maintain (including the defense of opposition proceedings and any equivalent proceedings and the opposition of Third Party Trademarks and trademark applications) all Trademarks for the Licensed Product in the Territory, including the Forma Trademarks, using outside counsel of its own and reasonably acceptable to Forma. Company shall consult Forma on all Trademark filing strategy and reasonably consider Forma’s comments and suggestions. Upon written notice to Forma, Company shall have the right to elect not to use any Forma Trademark in any country in the Territory, at which time the license grant to Company with respect to such Forma Trademark set forth in Section 9.1.1 shall no longer include such Forma Trademark in such country.  In the event that Company elects to cease prosecution and maintenance of any Forma Trademarks, Company shall notify Forma at least [***] days before any such Forma Trademarks would become abandoned or otherwise forfeited.
(b)Except with respect to the Forma Trademarks, Company, at its sole cost and expense shall be solely responsible for filing, prosecuting, and maintaining (including the defense of opposition proceedings and any equivalent proceedings and the opposition of Third Party Trademarks and trademark applications) and will own, all Trademarks in each country in the Territory that Company chooses to prosecute, using outside counsel of its own choice (the “Company Trademarks”).
13.8.2Enforcement of Forma Trademarks.  During the Term, each Party will promptly notify the other Party in writing of any known or suspected infringement or unauthorized use or misappropriation by a Third Party of any Forma Trademarks for which Company has a license in the Territory.  Company shall have the right, but not the obligation, to take any reasonable measures it deems appropriate, at its sole cost and expense, including initiating or prosecuting an infringement, misappropriation or other appropriate suit or action to enforce the Forma Trademarks in the Territory (“Forma Trademark Infringement Action”).  Company shall have the right to control the initiation and prosecution of any Forma Trademark Infringement Action, including the right to select counsel therefor, at its own expense.  If requested by Company, Forma shall join as a party to such Forma Trademark Infringement Action and will execute and cause its Affiliates to execute all documents necessary for Company to initiate, prosecute, maintain or defend such action or proceeding.  In addition, at Company’s request, Forma shall provide reasonable assistance to Company in connection with a Forma Trademark Infringement Action at no charge to Company except for reimbursement by Company of reasonable Out-of-Pocket Costs incurred by Forma in rendering such assistance.

14.	TERM AND TERMINATION; REMEDIES
14.1Term. The Agreement shall be effective as of the Effective Date and, unless terminated earlier pursuant to Section 14.2, this Agreement shall continue in effect until the expiration of the last to expire of the Royalty Terms (“Term”).
14.2Termination Rights.  This Agreement may not be terminated by either Party except as provided in this Section 14.2.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

14.2.1Termination by Company for Convenience.  Starting [***] months after the First Commercial Sale of such Licensed Product, Company shall have the right to terminate the Agreement in its entirety at any time upon [***] Business Days’ prior written notice to Forma.
14.2.2Termination for Breach.  This Agreement may be terminated in its entirety at any time during the Term upon written notice by either Party if the other Party is in material breach of its obligations hereunder and has not cured such breach within [***] days in the case of a payment breach, or within [***] days in the case of all other breaches (such [***] days or [***] days, as applicable, the “Cure Period”), after notice requesting cure of the breach; provided, however, that if any breach is not reasonably curable within such applicable Cure Period, and if a Party is making a bona fide effort to cure such breach, such termination shall be delayed for a time period to be agreed by both Parties, not to exceed an additional [***] days, in order to permit such Party a reasonable period of time to cure such breach.
(a)Notwithstanding Section 14.2.2, if the Parties in good faith disagree as to whether there has been a material breach of this Agreement, then:  (a) the Party that disputes whether there has been a material breach may contest the allegation by referring such matter, within [***] days following its receipt of notice of alleged material breach, for resolution in accordance with Sections 15.2 and 15.3; (b) the relevant Cure Period with respect to such alleged material breach shall be tolled from the date on which the Party that disputes whether there has been a material breach notifies the other Party of such dispute until the resolution of such dispute in accordance with the applicable provisions of this Agreement; (c) during the pendency of such dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder; and (d) if it is ultimately determined that the breaching Party committed such material breach, then the breaching Party shall have the right to cure such material breach, after such determination, within the Cure Period (as may be extended in accordance with Section 14.2.2), which shall commence as of the date of such determination.
14.2.3Termination by Company for NDA Approval Issues. Company may terminate this Agreement in its entirety upon delivery of [***] days’ prior written notice to Forma in the event that the Initial NDA is not approved by the FDA on or before [***].
14.2.4Termination by Company for Restrictions. Company may terminate this Agreement, immediately upon delivery of written notice to Forma, if a court of competent jurisdiction [***] issues an injunction or other order prohibiting the conduct of activities to Manufacture or have Manufactured, make, have made, use, import, export, offer for sale, sell or Commercialize the Licensed Products in the Field in the United States at any time during the Term (“Injunction”).

14.2.5Termination by Company for Safety Issue.  Company may terminate this Agreement in its entirety upon [***] days’ prior written notice to Forma in the event that the FDA withdraws the Approved NDA for the Licensed Product for reasons related to safety or effectiveness.
14.2.6Termination by Forma on a Region-by-Region Basis. Notwithstanding anything in this Agreement, on a Region-by-Region basis, Forma shall have the right to terminate this Agreement with respect to such Region in the event (i) within the [***] year period following the Effective Date of this Agreement, the Company has not initiated any activities to sublicense the product in such Region and has not conducted any Development that would be helpful for the partnering and Development of the in such Region, or (ii) within the [***] year period following the Effective Date of this Agreement, the Company has not entered into a Sublicense with a Sublicensee to Develop, Manufacture and Commercialize Licensed Products in such Region in the Initial Indication in accordance with the terms of this Agreement; provided that (a) Forma or a Forma sublicensee, in each case with respect to such region, shall not have the right to undertake any Development or Commercialization that impairs or endangers the Development or Commercialization of the Licensed Product in the United States, and (b) if Company or any of its Affiliates is using Commercially Reasonable Efforts to perform any Development or Commercialization activities in such Region, then Forma shall not have the right to terminate this Agreement under this Section 14.2.6 with respect to such Region.
14.2.7Challenges of Patent Rights. If, during the Term, Company (a) commences or participates in any action or proceeding (including any patent opposition or re-examination or inter partes or post-

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

grant review proceeding), or otherwise asserts any claim, challenging or denying the validity or enforceability of any claim of any Forma Patent Rights or (b) actively assists any other Person in bringing or prosecuting any action or proceeding (including any patent opposition or re-examination or inter partes or post-grant review proceeding) challenging or denying the validity or enforceability of any claim of such Patent Rights (each of (a) and (b), a “Patent Challenge”), then, to the extent permitted by the applicable Laws, Forma shall have the right, exercisable within [***] days following receipt of notice regarding such Patent Challenge, in its sole discretion, to give notice to Company that Forma may terminate the license(s) granted to Company for such Patent Rights pursuant to this Agreement within [***] days following such notice (or such longer period as Forma may designate in such notice), and, unless Company withdraws or causes to be withdrawn from all such Patent Challenge(s) (or in the case of ex-parte proceedings, multi-party proceedings, or other Patent Challenges that Company does not have the power to unilaterally withdraw or cause to be withdrawn, Company ceases actively assisting any other party to such Patent Challenge) within such [***]-day period, Forma shall have the right to terminate the license(s) granted under such Patent Rights to Company pursuant to the Agreement by providing written notice thereof to Company.  Notwithstanding the foregoing, Forma shall not have a right to terminate any license(s) pursuant to this Section 14.2.6 with respect to any Patent Challenge that is made in response to and defense of any claim or action that Forma first asserts against Company or any of its Affiliates or Sublicensees.
14.2.8Bankruptcy.  In the event that the performance of the respective obligations of this Agreement become untenable as a result of a Party filing a petition of bankruptcy, enters into insolvency or liquidation proceedings either voluntarily or involuntarily, or if a receiver is appointed with respect to the assets of such Party, or any similar action is filed under applicable Laws, and such measure is not dismissed within [***] days, to the extent permitted by applicable Laws, the other Party may terminate this Agreement by written notice to such Party.  Notwithstanding the foregoing, the Parties acknowledge that a Party to this Agreement may, from time-to-time, make changes in its corporate structure, including inter alia changes in the shareholdings of Affiliates, which would not constitute a case of bankruptcy under this Section 14.2.8.
14.3Effect of Termination.
14.3.1Consequences of Termination or Expiration of this Agreement.  If this Agreement expires or is terminated by a Party prior to its expiration in its entirety at any time for any reason or on a Region-by-Region basis in accordance with Section 14.2.6, as applicable, then with respect to the Territory or terminated Region, as applicable, the following terms shall apply as specified below:
(a)Existing Inventory. In the event Company terminates this Agreement under Section 14.2.3 or 14.2.5 or Forma terminates this Agreement under Section 14.2.2, to the extent Company has not paid Forma for the Existing Inventory, Company shall return any unused Existing Inventory to Forma, and Forma shall issue an invoice to Company for the remaining unreturned Existing Inventory, and Company shall pay such invoice within [***] days of receipt of such invoice.
(b)Licenses.  Upon termination of this Agreement in its entirety prior to expiration, the licenses granted by Forma to Company under this Agreement shall terminate and Company, its Affiliates, and its Sublicensees shall cease selling Licensed Products, provided that any perpetual and irrevocable licenses described in Section 9.1.1 that are then in effect shall survive any such termination.
(c)Return of Information and Materials.  Upon termination prior to expiration, the Parties shall return (or destroy, as directed by the other Party) all data, files, records, and other materials containing or comprising the other Party’s Confidential Information.  Notwithstanding the foregoing, the Parties shall be permitted to retain one copy of such data, files, records, and other materials for archival and legal compliance purposes.
(d)Accrued Rights. Expiration or termination of this Agreement for any reason shall be without prejudice to any obligation or liability that has accrued to the benefit of a Party prior to the date of such termination.  Such expiration or termination shall not relieve a Party from obligations that are expressly indicated to survive the termination of this Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(e)Survival.  The following provisions of this Agreement shall survive the expiration or earlier termination of this Agreement: Section 1 (Definitions), Section 2.11 (Records; Audits) for the period of time set forth therein, Section 3.4 (Records) for the period of time set forth therein, Section 4.1 (Ownership of Regulatory Filings), Section 8 (Confidentiality and Publication) for the period set forth in Section 8.4 (Survival), Section 10.9 (Audits) for the period of time set forth therein, Section 11.4 (Warranty Disclaimer), Section 12 (Indemnification; Limitation of Liability; Insurance) and, with respect to Section 12.5 (Insurance), for the period of time set forth therein, Section 13.1.1 (Inventorship), Section 13.1.2 (Ownership), Section 13.1.4 (Right to Practice Joint Technology), Section 13.2 (Prosecution of Forma Patent Rights and Joint Patent Rights) solely as related to Joint Patent Rights, Section 13.3 (Third Party Infringement) solely as related to Joint Patent Rights, Section 14.3 (Effect of Termination), Section 14.4 (Special Consequences of Certain Terminations ), Section 14.5 (Effect of Termination by Company under Section 14.2.4) and Section 15 (Miscellaneous).
14.4Special Consequences of Certain Terminations.  In addition to the terms set forth in Section 14.3.1, if this Agreement is terminated by a Party in its entirety (other by Company under Sections 14.2.2 or 14.2.8) or by Forma on a Region-by-Region basis in accordance with Section 14.2.6, then, with respect to the Territory or terminated Region, as applicable, the following additional terms shall also apply:
14.4.1License to Forma for Licensed Products.
(a)Subject to the terms and conditions of this Agreement, including Section 14.4.1(b), Company shall and hereby does grant to Forma a sublicensable (through multiple tiers), transferable, worldwide, royalty-bearing, exclusive license or sublicense, as the case may be, under any Patent Rights or Know-How Controlled by Company or its Affiliates as of the effective date of termination that is reasonably useful or necessary to Develop, Manufacture, make, have made, use, sell, offer for sale, have sold, import and otherwise Commercialize the Licensed Product in the Field in the Territory or Region, as applicable (the “Termination Patents”).
(b)Except in the event that Company terminates this Agreement under Sections 14.2.4 or 14.2.5, Forma will pay to Company a  commercially reasonable royalty on the Net Sales (mutatis mutandis) of the Licensed Product until expiration of the applicable Post-Termination Royalty Term at a rate to be negotiated in good faith by the Parties, but not to exceed [***] of Net Sales, taking into account the relative contribution of the Parties to the Development of the Licensed Product and the potential commercial value of the Licensed Product given its or their state of development. Such royalty shall be subject to Section 10.6 (mutatis mutandis).  Forma shall have no right to exercise the license described in Section 14.4.1(b) unless and until the Parties agree upon such royalty rate.  Notwithstanding Section 14.2.2, Company shall have the right to terminate the license described in Section 14.4.1(a), and for clarity not this Agreement in its entirety, for Forma’s uncured material breach of this Agreement, including a breach of Section 14.2.6(a), by delivery of [***] days written notice.
14.4.2Know-How Transfer.  Company shall transfer to Forma for use with respect to the Development, Manufacture and Commercialization of the Licensed Product, any Know-How in the possession of Company or its Affiliates as of the date of such termination that relates to such Licensed Product and is necessary or reasonably useful for the Development, Manufacture or Commercialization of such Licensed Product.
14.4.3Regulatory Materials.
(a)Within [***] days following the effective date of the termination, to the extent legally permissible (including under then-existing agreements Company is a party to), Company, shall assign, and hereby does assign, to Forma all of Company’s right, title, and interest (and shall cause Company’s Affiliates to assign to Forma, such Affiliates’ right, title and interest) in and to all Regulatory Filings solely for the Licensed Product Controlled by Company or its Affiliates, including any Regulatory Approvals and Pricing and Reimbursement Approvals that solely relate to the Licensed Product, and to the extent legally permissible (including under then-existing agreements Company is a party to) and not previously provided to Forma, Company shall (and shall cause its Affiliates to) use Commercially Reasonable Efforts to transfer such Regulatory Filings, the data included in such Regulatory Filings and all pharmacovigilance data (including all adverse event databases) on the Licensed Product.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(b)To the extent assignment pursuant to the foregoing clause is not permitted by the applicable Regulatory Authority, Company shall grant, and does hereby grant, to Forma a right of reference under all Regulatory Filings solely for the Licensed Product that are Controlled by Company or its Affiliates or Sublicensees.
14.4.4Trademarks.  Company shall license or sell to Forma any Company Trademarks and that are specific to Licensed Products solely for use with such Licensed Product; provided, however, that in no event shall Company have any obligation to license to Forma any trademarks used by Company other than in connection with a Licensed Product or any other trademarks of Company.
14.4.5Stock of API and Finished Drug Product.  Forma shall have the right to purchase from Company any or all of the inventory of Active Ingredient or finished drug product for the Licensed Product held by Company as of the effective date of termination, if any, at a price equal to Company’s purchase price for such Active Ingredient or finished drug product.  Forma shall notify Company within [***] days after the effective date of termination whether Forma elects to exercise such right.
14.4.6Post-Termination Activities.
(a)The Parties wish to provide a mechanism to ensure that, assuming the Licensed Product is available to patients as of the reversion date, patients who were being treated with the Licensed Product prior to such termination or who desire access to the Licensed Product can continue to have access to the Licensed Product while the regulatory and commercial responsibilities for the Licensed Product are transitioned from Company to Forma.  As such, at Forma’s request and election, Company will perform the following transition activities:  (1) transition Company’s Commercialization activities (if any) to Forma to minimize disruption to sales, (2) provide patients with continued access to the Licensed Product (if applicable), (3) enable Forma (or Forma’s designee) to assume and execute the responsibilities under all Regulatory Approvals, and (4) with respect to each ongoing Clinical Study for the applicable Licensed Product, upon Forma’s request and election, Company shall either terminate such Clinical Study or transfer to Forma the management and continued performance of such Clinical Study (collectively, the “Post-Termination Activities”)
(b)Forma may elect to have Company perform the applicable Post-Termination Activities by providing written notice to Company no later than [***] days following the effective date of the termination. If Forma requests Post-Termination Activities, the Parties shall mutually agree upon a transition plan for Company to perform the applicable Post-Termination Activities including delivery and transition dates. In addition, the Parties shall establish a transition committee consisting of at least each Party’s Project Managers, and up to two (2) additional representatives from each Party who are from other relevant functional groups to facilitate a smooth transition. While Company is providing applicable Post-Termination Activities, Company and Forma shall agree on talking points and a communication plan to customers, specialty pharmacies, physicians, regulatory authorities, patient advocacy groups, and clinical study investigators, in each case only if applicable at the time of reversion, and Company shall make all such communications to such applicable entities in accordance with the mutually agreed talking points.
(c)Except in the event that Company terminates this Agreement under Section 14.2.3, Forma shall reimburse Company its internal costs and Out-of-Pocket Costs incurred by Company in the conduct of such Post-Termination Activities. In the event that Company terminates this Agreement under Section 14.2.3, Forma shall reimburse Company [***] of Company’s internal costs and Out-of-Pocket Costs incurred by Company in the conduct of such Post-Termination Activities.
14.4.7All rights and licenses granted under or pursuant to this Agreement by a Party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code.  The Parties agree that each Party, as licensee of certain rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code.  The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party (such Party, the “Bankrupt Party”) under the U.S. Bankruptcy Code, the other Party shall be entitled to a complete duplicate of (or complete access to, as appropriate) any intellectual property licensed to such other Party and all embodiments of such intellectual property, which, if not already in such other Party’s possession, shall be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon such other Party’s written request therefor, unless the Bankrupt Party elects to continue to perform all of its obligations

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

under this Agreement or (b) if not delivered under clause (a), following the rejection of this Agreement by the Bankrupt Party upon written request therefor by the other Party.
14.5Effect of Termination by Company under Section 14.2.4.  If (a) an Injunction is granted prior to or on [***], (b) [***], and (iii) Company terminates this Agreement pursuant to this Section 14.2.4 within [***] Business Days after [***], then the [***] shall be deemed not to have been achieved and Company shall have no obligation to make the [***] milestone payment for the occurrence of [***] described in Section 10.2 to Forma.
15.	MISCELLANEOUS
15.1Assignment.  Except as provided in this Section 15.1, this Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the written consent of the other Party, which consent shall not be unreasonably withheld, delayed or conditioned.  Notwithstanding the foregoing, either Party may, without the other Party’s written consent, assign this Agreement and its rights and obligations hereunder in whole or in part to an Affiliate or to a party that acquires, by or otherwise in connection with, merger, sale of assets or otherwise, all or substantially all of the business of the assigning Party to which the subject matter of this Agreement relates, provided that the assignee assumes all of the assigning Party’s obligations under this Agreement, subject to Section 15.14.2, and provided further that, if the assigning Party is Forma, Forma assigns to such assignee all of the intellectual property rights, including Patent Rights and Know-How, licensed to Company hereunder The assigning Party shall remain responsible for the performance by its assignee of this Agreement or any obligations hereunder so assigned. Any purported assignment in violation of this Section 15 shall be void.
15.2Governing Law.  The Agreement and any dispute or claim arising out of or in connection with it (whether contractual or non-contractual in nature such as claims in torts, from breach of statute or regulation or otherwise) shall be construed and the respective rights of the Parties determined in accordance with the substantive Laws of the State of New York, notwithstanding any provisions of New York Law or any other Law governing conflicts of laws to the contrary; provided that any dispute with respect to infringement, validity, or enforceability of any Patent Rights, shall be governed by and construed and enforced in accordance with the Laws of the jurisdiction in which such Patent Rights is issued or published.
15.3Jurisdiction; Dispute Resolution.
15.3.1Each Party by its execution hereof, (a) hereby irrevocably submits to the jurisdiction of the state and federal courts sitting in New York City, New York, for the purpose of any dispute arising between the Parties in connection with this Agreement (each, an “Action”), except as otherwise expressly provided in this Agreement; (b) hereby waives, to the extent not prohibited by applicable Laws, and agrees not to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that (i) it is not subject personally to the jurisdiction of the above-named court, (ii) its property is exempt or immune from attachment or execution, (iii) any such Action brought in the above-named court should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than the above-named court, or should be stayed by reason of the pendency of some other proceeding in any other court other than the above-named court, or (iv) this Agreement or the subject matter hereof may not be enforced in or by such court; and (c) hereby agrees not to commence any such Action other than before the above-named court.  Notwithstanding the previous sentence a Party may commence any Action in a court other than the above-named court solely for the purpose of enforcing an order or judgment issued by the above-named court.
15.4Entire Agreement; Amendments.  The Agreement contains the entire understanding of the Parties with respect to the subject matter hereof, and supersedes all previous arrangements with respect to the subject matter hereof, whether written or oral, including that Confidentiality and Non-disclosure Agreement effective [***], as amended on [***] (provided that all information disclosed or exchanged under such agreement shall be treated as Confidential Information hereunder).  This Agreement (other than the Schedules attached hereto) may be amended, or any term hereof modified, only by a written instrument duly-executed by authorized representatives of both Parties hereto.  The Schedules attached hereto may be amended, or any term hereof modified, only by a written instrument duly-executed by authorized representatives of both Parties hereto, except to the extent expressly provided in this Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

15.5Severability.  If any provision hereof should be held invalid, illegal or unenforceable in any respect by a competent court in any jurisdiction, the invalid, illegal or unenforceable provision(s) shall be severed from this Agreement and shall not affect the validity of this Agreement as a whole.
15.6Headings.  The captions to the Sections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Sections hereof.
15.7Waiver of Rule of Construction.  Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement.  Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.
15.8Interpretation.  Except where the context expressly requires otherwise, (a) the use of any gender herein shall be deemed to encompass references to either or both genders, and the use of the singular shall be deemed to include the plural (and vice versa); (b) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation” and shall not be interpreted to limit the provision to which it relates; (c) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (d) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (e) any reference herein to any Person shall be construed to include the Person’s successors and assigns; (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in each of their entirety, as the context requires, and not to any particular provision hereof; (g) all references herein to Sections or Schedules shall be construed to refer to Sections or Schedules of this Agreement, and references to this Agreement include all Schedules hereto; (h) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement; (i) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging); (j) references to any specific law, rule or regulation, or article, Section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof; and (k) the term “or” shall be interpreted in the inclusive sense commonly associated with the term “and/or.”
15.9No Implied Waivers; Rights Cumulative.  Except as expressly provided in this Agreement, no failure on the part of Forma or Company to exercise, and no delay in exercising, any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.
15.10Notices.  All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Forma, to:	Forma Therapeutics, Inc. 300 North Beacon Street, Suite 501 Watertown, MA 02472 U.S.A. Attention: General Counsel
With a copy to:	Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02110 U.S.A. Attention: Christopher Denn

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

If to Company, to:	Rigel Pharmaceuticals, Inc. 1180 Veterans Blvd South San Francisco, CA 94080 Attention: Contracts Department
With a copy to:	Rigel Pharmaceuticals, Inc. 1180 Veterans Blvd South San Francisco, CA 94080 Attention: General Counsel

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith.  In addition, each Party shall deliver a courtesy copy to the other Party’s Project Manager concurrently with such notice.  Any such notice shall be deemed to have been given:  (a) when delivered if personally delivered or sent by facsimile on a Business Day (or if delivered or sent on a non-Business Day, then on the next Business Day); (b) on receipt if sent by overnight courier; or (c) on receipt if sent by mail.

15.11Compliance with Export Regulations.  Neither Party shall export any technology licensed to it by the other Party under this Agreement except in compliance with U.S. export Laws and other applicable foreign export Laws.
15.12Force Majeure.  Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement (except for payment of money obligations), to the extent that such failure or delay is caused by or results from causes which are enforceable and irresistible, potentially including embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, epidemics, pandemics, fire, floods, earthquakes, explosions, or other acts of God. The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practicable, and shall promptly undertake all reasonable efforts necessary to cure such force majeure circumstances.
15.13Independent Parties.  It is expressly agreed that Forma and Company shall be independent contractors and that the relationship between Forma and Company shall not constitute a partnership, joint venture or agency.  Forma shall not have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on Company, without the prior written consent of Company, and Company shall not have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on Forma without the prior written consent of Forma.
15.14Performance by Affiliates.
15.14.1Use of Affiliates.  Each Party acknowledges and accepts that the other Party may exercise its rights and perform its obligations under this Agreement either directly or through one or more of its Affiliates.  A Party’s Affiliates shall have the benefit of all rights (including all licenses) of such Party under this Agreement.  Accordingly, in this Agreement “Company” shall be interpreted to mean “Company or its Affiliates” and “Forma” shall be interpreted to mean “Forma or its Affiliates” where necessary to give each Party’s Affiliates the benefit of the rights provided to such Party in this Agreement; provided, however, that in any event each Party shall remain responsible for the acts and omissions, including financial liabilities, of its Affiliates.
15.14.2Future Acquisition of a Party or its Business.  Notwithstanding Section 15.14.1 or anything to the contrary in this Agreement, in the event of an acquisition of a Party or its business by a Third Party (an “Acquirer”) after the Effective Date, whether by merger, asset purchase or otherwise, as to any such Acquirer, the non-acquired Party shall not obtain rights, licenses, options or access to any Patent Rights, Know-How, product candidates or products that are held by the Acquirer or any Affiliate of the Acquirer that becomes an Affiliate of the acquired Party as a result of such acquisition (but excluding the acquired Party).
15.15Acquired Programs. Notwithstanding Section 15.14.1 or anything to the contrary in this Agreement, in the event of either (a) an acquisition of [***] or all or substantially all of the assets of [***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

pertaining to this Agreement after the Effective Date by an Acquirer whether by merger, asset purchase or otherwise, or (b) an acquisition by [***] after the Effective Date of the business or assets of a Third Party, whether by merger, asset purchase or otherwise, that, in either case (a) or (b), includes any program(s) that if conducted by [***] would, but for this Section 15.15, violate Section 9.5 (each such program, a “Competing Program,” and such acquired business or assets, an “Acquired Business”), then such Acquirer or Acquired Business, as applicable, and any Affiliate of the Acquirer, or Acquired Business that becomes an Affiliate of [***] as a result of such acquisition (but excluding the acquired Party), shall not be subject to the restrictions in Section 9.5 as to: (i) any such Competing Programs in existence prior to the closing date of such acquisition, or for the subsequent development and commercialization of such Competing Programs (including new products from any such Competing Programs), and (ii) only as to an Acquirer as described in (a) above, any new Competing Programs initiated after the closing date of such acquisition, or for the development and commercialization of any such new programs (and products therefrom); provided, however, that in each case (i) and (ii), (A) no [***] are used by or on behalf of the Acquirer of [***] (or any Affiliate of such Acquirer) or to conduct the Acquired Business, in each case in connection with such subsequent development and commercialization of any Competing Programs or new Competing Programs described in either clause (i) or (ii), (B) with respect any Competing Program acquired by [***], [***] shall either divest or terminate such Competing Program within [***] months after the closing of the transaction in which such Competing Program was acquired, and during such [***] month period, [***] (I) shall not use any employees, consultants or personnel of any kind that had received, conceived of, reduced to practiced, or developed any [***] to perform any activities with respect to such Competing Program or any such new programs, (II) shall establish and maintain robust policies and procedures to implement (I) above, (III) [***] shall have the right to perform reasonable audits of [***] to with respect to (I) and (II) above, and (C) upon the closing of such a transaction, [***]’s obligations to provide reports or information related to Development activities (including under Section 3.3.1) and reports or information related to Commercialization activities (including under Section 5.3) shall terminate. If [***] or an Acquirer, as applicable, commits an uncured material breach of this Section 15.15 and [***] therefore has the right to terminate this Agreement subject and pursuant to Section 14.2.2, then [***] may, with respect to such breach, elect by written notice to [***] or such Acquirer, as applicable. to either: (1) pursue any remedies that may be available to [***] at law or in equity under this Agreement, or (2) waive the right to pursue any remedies that may be available to [***] at law or in equity under this Agreement and opt to continue the Agreement in full force and effect, and any and all payments due to [***] from [***] after such uncured material breach shall automatically be reduced by [***].

15.16Binding Effect; No Third Party Beneficiaries.  As of the Effective Date, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and permitted assigns.  Except as expressly set forth in this Agreement, no Person other than the Parties and their respective Affiliates and permitted assignees hereunder shall be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.
15.17Counterparts.  This Agreement may be executed via industry standard electronic signature application (e.g., DocuSign) and in counterparts with the same effect as if both Parties had signed the same document. All such counterparts will be deemed an original, will be construed together, and will constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a fax machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party hereto will raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated using Electronic Delivery as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent that such defense relates to lack of authenticity.

[THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Rigel Pharmaceuticals, Inc.	Forma THERAPEUTICS, INC.
BY: /s/ Raul Rodriguez NAME: Raul Rodriguez TITLE: President and Chief Executive Officer	BY: /s/ Frank Lee NAME: Frank Lee TITLE: President and Chief Executive Officer

Schedule 1.38

Existing Inventory

[***]

Schedule 1.44

Forma Agreements

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Schedule 1.54
Forma Trademarks

ONPONDHI, serial no.  88604010

REZLIDHIA, serial no.  88603967

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Schedule 1.98
Process Validation Batches

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Schedule 2.1
Transition Plan

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Schedule 3.2
Initial Development Plan

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Schedule 8.3

Press Release

Rigel Pharmaceuticals and Forma Therapeutics Announce Licensing Agreement for Olutasidenib, a Novel Mutant IDH1 Inhibitor for the Potential Treatment of Relapsed or Refractory Acute Myeloid Leukemia

●	Registrational Phase 2 data demonstrate olutasidenib’s potential as a market-leading, oral, mutant isocitrate dehydrogenase-1 (mIDH1) inhibitor for the treatment of relapsed or refractory acute myeloid leukemia
●	FDA has accepted Forma’s NDA for olutasidenib, with a PDUFA target action date of February 15, 2023
●	Forma to receive an upfront payment of $2.0 million and is eligible to receive an additional $17.5 million upon the achievement of certain near-term regulatory, approval, and first commercial sale milestones, as well as potential future development and commercial milestone payments and double-digit royalties
●	If approved, olutasidenib would be Rigel’s second commercial product in hematology-oncology and highly synergistic with Rigel’s existing commercial and medical affairs infrastructure
●	Rigel to host conference call today to discuss transaction details at 4:30 p.m. Eastern Time and will be joined by Key Opinion Leader and Phase 2 trial investigator, Jorge E. Cortes, M.D.

SOUTH SAN FRANCISCO, Calif. And WATERTOWN, Mass., August 2, 2022 – Rigel Pharmaceuticals, Inc. (Nasdaq: RIGL) and Forma Therapeutics, Inc. (Nasdaq: FMTX) today announced that they have entered into an exclusive, worldwide license agreement to develop, manufacture and commercialize olutasidenib, a potent, oral, small molecule inhibitor of mIDH1 being investigated for the treatment of relapsed/refractory acute myeloid leukemia (R/R AML) and other malignancies.

In a Phase 2 registrational study of olutasidenib in patients with mIDH1 R/R AML, olutasidenib demonstrated a robust composite complete remission rate and duration of response and was well-tolerated. The U.S. Food and Drug Administration (FDA) has accepted Forma’s New Drug Application (NDA) for olutasidenib. The Prescription Drug User Fee Act (PDUFA) target action date is February 15, 2023.

“Olutasidenib is a potential market-leading treatment that we believe, based on the registrational Phase 2 data, can improve outcomes in patients with mIDH1+ relapsed or refractory acute myeloid leukemia, and is a strategic fit for our business,” said Raul Rodriguez, Rigel’s president and CEO. “This transaction expands our hematology-oncology portfolio and enables us to leverage our strong commercial capabilities to provide a potential new therapy for these patients who remain underserved despite currently available therapies.”

“The compelling efficacy and safety data generated to date highlight the potential for olutasidenib to transform the treatment of mIDH1+ R/R AML. The development and approval of olutasidenib, pending a favorable FDA decision, would represent an important milestone for Forma that highlights our R&D capabilities,” said Frank Lee, Forma’s president and CEO. “Given Rigel’s focus on hematologic diseases and cancers and the strength of their commercial infrastructure, we believe they are well-positioned to execute on our shared objective of delivering olutasidenib to patients in need.”

The registrational cohort of the open-label Phase 2 study evaluated olutasidenib as monotherapy in 153 mIDH1+ R/R AML patients. The primary efficacy-evaluable population of the cohort was comprised of 123 R/R AML patients, who received olutasidenib 150 mg twice daily at least six months prior to the interim analysis cutoff date of June 18, 2020, and had a centrally confirmed IDH1 mutation. The primary endpoint was a composite of a complete remission (CR) plus a complete remission with partial hematological recovery (CRh), defined as less than 5% blasts in the bone marrow, no evidence of disease, and partial recovery of peripheral blood counts (platelets >50,000/microliter and ANC >500/microliter).

Results from the interim analysis of the trial1 demonstrated a 33% CR+CRh in mIDH1+ R/R AML patients. Among those with CR+CRh, the estimated 18-month survival was 87% and the median duration of CR+CRh was not yet reached, with a more conservative sensitivity analysis indicating a median duration of 13.8 months. Importantly, these data provide compelling evidence of clinical efficacy with a durable response and a favorable tolerability profile, both of which we believe differentiates olutasidenib from other currently available treatment options for mIDH1+ R/R AML patients.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Olutasidenib was well-tolerated, with adverse events (AEs) being consistent with the late stage of disease and the heavily pre-treated population. A safety analysis for all 153 patients enrolled in the registrational Phase 2 study found the most common grade 3/4 (≥ 10%) treatment-emergent adverse events (TEAEs) were febrile neutropenia (20%), anemia (19%), thrombocytopenia (16%), and neutropenia (13%).

Updated data from the registrational study will be presented at an upcoming medical congress.

“The data from the Phase 2 registrational trial of olutasidenib demonstrated encouraging results, particularly on durability and survival, with median duration of response that appears to be longer than currently available treatment options and an 18-month survival rate among those with CR+CRh of 87%,” said Jorge E. Cortes, M.D., Director, Georgia Cancer Center, Cecil F. Whitaker Jr., GRA Eminent Scholar Chair in Cancer, and Phase 2 trial investigator. “Given the trial’s compelling efficacy data in duration of response, the favorable tolerability profile, and the still limited treatment options of patients with mIDH1+ R/R AML, olutasidenib has the potential to be an important new treatment option for patients.”

Under the terms of the agreement, Forma will receive an upfront payment of $2.0 million, and is eligible to receive an additional $17.5 million upon the achievement of certain near-term regulatory, approval, and first commercial sale milestones.  In addition, Forma is eligible to receive a total of up to an additional $215.5 million in connection with the achievement of certain development and commercial milestones. Forma is also eligible to receive tiered royalties in the low-teens to mid-thirties. Moving forward, Rigel will be responsible for the potential launch and commercialization of olutasidenib in the U.S., and intends to work with potential partners to further develop and commercialize olutasidenib outside the U.S.

Conference Call and Webcast Today at 4:30 p.m. Eastern Time, with KOL and Phase 2 trial investigator, Jorge E. Cortes, M.D.

Rigel will host a live conference call and webcast today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss financial results, provide an update on the business, including the licensing agreement for olutasidenib. The conference call will also feature a presentation of the Phase 2 interim results by Jorge E. Cortes, M.D., Director, Georgia Cancer Center, Cecil F. Whitaker Jr., GRA Eminent Scholar Chair in Cancer, and Phase 2 trial investigator.

Participants can access the live conference call by dialing (877) 407-3088 (domestic) or (201) 389-0927 (international). The conference call will also be webcast live and can be accessed from the Investor Relations section of the company's website at www.rigel.com. The webcast will be archived and available for replay after the call via the Rigel website.

About Olutasidenib and AML

Olutasidenib is an oral, small molecule investigational agent designed to selectively bind to and inhibit mutated IDH1 enzymes. This targeted treatment has the potential to provide therapeutic benefit by reducing 2-HG levels and restoring normal cellular differentiation. IDH1 is a natural enzyme that is part of the normal metabolism of all cells. When mutated, IDH1 activity can promote blood malignancies and solid tumors. IDH1 mutations are present in 6 to 9 percent of patients with AML2. AML is a rapidly progressing cancer of the bone marrow and blood3.  AML occurs primarily in adults and accounts for about 1 percent of all adult cancers. The American Cancer Society estimates that about 20,940 new cases, most in adults, arose in 2021 in the United States alone.4 Quality of life declines for patients with each successive line of treatment for AML, and well-tolerated treatments in relapsed or refractory disease remain an unmet need.

About Rigel

Rigel Pharmaceuticals, Inc., is a biotechnology company dedicated to discovering, developing, and providing novel small molecule drugs that significantly improve the lives of patients with hematologic disorders, cancer, and rare immune diseases. Rigel’s pioneering research focuses on signaling pathways that are critical to disease mechanisms. The company’s first FDA-approved product is TAVALISSE® (fostamatinib disodium hexahydrate) tablets, the only oral spleen tyrosine kinase (SYK) inhibitor for the treatment of adult patients with chronic immune thrombocytopenia who have had an insufficient response to a previous treatment. The product is also commercially available in Europe

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(TAVLESSE), the United Kingdom (TAVLESSE) and Canada (TAVALISSE) for the treatment of chronic immune thrombocytopenia in adult patients.

Fostamatinib is currently being studied in a Phase 3 clinical trial (NCT03764618) for the treatment of warm autoimmune hemolytic anemia (wAIHA)5; a Phase 3 clinical trial (NCT04629703) for the treatment of hospitalized high-risk patients with COVID-195 and an NIH/NHLBI-sponsored Phase 3 clinical trial (ACTIV-4 Host Tissue Trial, NCT04924660) for the treatment of COVID-19 in hospitalized patients.

Rigel's other clinical programs include its interleukin receptor-associated kinase (IRAK) inhibitor program, and a receptor-interacting serine/threonine-protein kinase (RIPK) inhibitor program in clinical development with partner Eli Lilly and Company. In addition, Rigel has product candidates in development with partners BerGenBio ASA and Daiichi Sankyo.

For further information, visit www.rigel.com or follow us on Twitter or LinkedIn.

Please see www.TAVALISSE.com for full Prescribing Information.

About Forma Therapeutics

Forma Therapeutics is a clinical-stage biopharmaceutical company focused on the research, development, and commercialization of novel therapeutics to transform the lives of patients with rare hematologic diseases and cancers. Our pipeline is led by etavopivat, an investigational, once-daily, selective pyruvate kinase-R (PKR) activator designed to be a disease-modifying therapy with the potential to improve red blood cell (RBC) health and transform the lives of people living with sickle cell disease, thalassemia, and lower risk MDS.  Our R&D engine combines deep biology insight, chemistry expertise and clinical development capabilities to create drug candidates with differentiated mechanisms of action focused on indications with high unmet need. Our work has generated a broad proprietary portfolio of programs with the potential to provide profound patient benefit.

For more information, please visit www.FormaTherapeutics.com or follow us on Twitter @FORMAInc and LinkedIn.

1.	De Botton, S., et al. Journal of Clinical Oncology 39, no. 15_suppl (May 20, 2021) 7006-7006.
2.	NCCN Clinical Practice Guidelines in Oncology, Acute Myeloid Leukemia. Version 2.2022 – June 14, 2022.
3.	Leukemia & Lymphoma Society. Accessed July 25, 2022. https://www.lls.org/leukemia/acute-myeloid-leukemia
4.	The American Cancer Society. Key statistics for acute myeloid leukemia (AML). Revised January 12, 2021. Accessed Dec. 2, 2021 at https://www.cancer.org/cancer/acute-myeloid-leukemia/about/key-statistics.html.
5.	The product for this use or indication is investigational and has not been proven safe or effective by any regulatory authority.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Rigel Forward Looking Statements

This press release contains forward-looking statements relating to, among other things, that olutasidenib may provide a meaningful benefit to people with relapsed or/ refractory acute myeloid leukemia, our ability to commercialize olutasidenib in the U.S. and identify potential partners outside of the U.S., and our expectations related to the potential and market opportunity of olutasidenib as therapeutics for R/R AML, glioma and other conditions. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements can be identified by words such as "plan", "potential", "may", "expects", "will" and similar expressions in reference to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on Rigel's current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, and hence they inherently involve significant risks, uncertainties and changes in circumstances that are difficult to predict and many of which are outside of our control. Therefore, you should not rely on any of these forward-looking statements. Actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks that the FDA, EMA or other regulatory authorities may make adverse decisions regarding olutasidenib; risks that clinical trials may not be predictive of real-world results or of results in subsequent clinical trials; risks that olutasidenib may have unintended side effects, adverse reactions or incidents of misuses; the availability of resources to develop Rigel's product candidates; market competition; as well as other risks detailed from time to time in Rigel's reports filed with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended [June 30, 2022][March 31, 2022] and subsequent filings. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. Rigel does not undertake any obligation to update forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, and expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein, except as required by law.

Forma Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, express or implied statements regarding the company’s beliefs and expectations regarding: therapeutic potential, clinical benefits, mechanisms of action, efficacy, and safety of olutasidenib; the potential commercial and collaboration opportunities, including potential future collaborators, as well as the potential value and market for olutasidenib; potential milestone payments; and presentation of additional data at upcoming scientific conferences. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those risks and uncertainties associated with the following: positive results from a clinical study may not necessarily be predictive of the results of future or ongoing clinical studies; adverse regulatory decisions relating to olutasidenib; Rigel’s ability to  successfully develop and commercialize olutasidenib and achieve milestones, including identifying successful collaboration opportunities as well as those risks and uncertainties set forth more fully under the caption "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended May 6, 2022,  filed with the United States Securities and Exchange Commission (SEC) and subsequent filings with the SEC. Forma disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent Forma’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Forma explicitly disclaims any obligation to update any forward-looking statements.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Rigel Contacts
Media:
David Rosen, Argot Partners

Phone: 212.600.1902

Email: david.rosen@argotpartners.com

Investors:

Jodi Sievers
Phone: 650.624.1232
Email: ir@rigel.com

Forma Contacts
Media:

Name, Porter Novelli

Phone: xxx-xxx-xxxx

Email: x@

Investors:

Adam Bero, Ph.D.

Kendall Investor Relations

abero@kendallir.com

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Schedule 11.2
Disclosure Schedule

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Schedule 11.2.2
Forma Patent Rights

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Schedule [***]

[***]